SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

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[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Symantec Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20330 Stevens Creek Blvd.
Cupertino, California 95014

July 29, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Symantec Corporation to be held at Symantec Corporation’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, on September 15, 2004, at 8:00 a.m. (Pacific time).

      The matters expected to be acted upon at the meeting include election of Symantec’s Board of Directors; adoption of Symantec’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock; adoption of the Symantec 2004 Equity Incentive Plan; amendment of Symantec’s 2000 Director Equity Incentive Plan to increase the number of shares authorized for issuance thereunder and to provide for a proportionate adjustment to the shares subject to the Director Plan upon any stock dividend, stock split or similar change in Symantec’s capital structure; and ratification of the selection of KPMG LLP as Symantec’s independent auditors for fiscal year 2005. Each of these proposals is described in greater detail in the accompanying notice of annual meeting and proxy statement.

      All stockholders are cordially invited to attend the meeting in person. If you cannot attend the meeting, you may vote by telephone, over the Internet or by mailing a completed proxy card in the enclosed postage-paid envelope. Detailed voting instructions are also enclosed. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the meeting.

      If you cannot attend the meeting, a live and re-playable Webcast of the meeting will be available at http://www.symantec.com/invest.

Sincerely,

JOHN W. THOMPSON
Chairman of the Board of Directors and
Chief Executive Officer

20330 Stevens Creek Blvd.
Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

      The 2004 Annual Meeting of Stockholders of Symantec Corporation will be held at 8:00 a.m. (Pacific time) on September 15, 2004, at Symantec Corporation’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, for the following purposes:

1. To elect eight directors to Symantec’s Board of Directors (the “Board”), each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

2. To approve the adoption of Symantec’s amended and restated certificate of incorporation which would increase the number of authorized shares of common stock from 900,000,000 to 1,600,000,000.

3. To approve the adoption of the Symantec 2004 Equity Incentive Plan (the “2004 Plan”), and the reservation of 9,000,000 shares of common stock for issuance thereunder.

4. To approve amendments to Symantec’s 2000 Director Equity Incentive Plan, as amended (the “Director Plan”), to increase the number of shares authorized for issuance thereunder from 25,000 to 50,000 and to provide for a proportionate adjustment to the shares subject to the Director Plan upon any stock dividend, stock split or similar change in Symantec’s capital structure.

5. To ratify the selection of KPMG LLP as Symantec’s independent auditors for the 2005 fiscal year.

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. Only stockholders of record as of July 20, 2004 are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

ARTHUR F. COURVILLE
Senior Vice President, General Counsel and Secretary

Cupertino, California

July 29, 2004

To assure that your shares are represented at the meeting, you are urged to complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

i

      No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, such information or representation should not be relied upon as having been authorized. The information provided herein is current as of the date of this proxy statement or as otherwise indicated, and Symantec does not undertake any duty to update the information provided herein. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of Symantec on or about August 9, 2004.

ii

SYMANTEC CORPORATION 2004 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

      The accompanying proxy is solicited on behalf of Symantec’s Board of Directors for use at Symantec’s 2004 Annual Meeting of Stockholders, to be held at Symantec’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, on September 15, 2004, at 8:00 a.m. (Pacific time), and any adjournment or postponement thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of Symantec on or about August 9, 2004. Our annual report for our 2004 fiscal year is enclosed with this proxy statement.

Record Date and Outstanding Shares

      Only holders of record of Symantec common stock at the close of business on July 20, 2004, the record date, will be entitled to vote at the meeting. At the close of business on that date, there were outstanding and entitled to vote                     shares of Symantec common stock.

Recommendations of the Board of Directors

      Symantec’s Board of Directors recommends that you vote FOR each of the nominees to the Board of Directors (Proposal 1), FOR the adoption of Symantec’s amended and restated certificate of incorporation (Proposal 2), FOR the adoption of the Symantec 2004 Equity Incentive Plan (Proposal 3), FOR the amendment of Symantec’s 2000 Director Equity Incentive Plan (Proposal 4) and FOR the ratification of the appointment of KPMG LLP as Symantec’s independent auditors for the 2005 fiscal year (Proposal 5).

Quorum and Voting Requirements

      Quorum. A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card. Abstentions and broker non-votes (which are described below) will be considered to be shares present at the meeting for purposes of a quorum.

      Voting. Holders of Symantec common stock are entitled to one vote for each share held as of the record date. The effect of abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card) and broker non-votes on the counting of votes for each proposal is described below. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as adoption of Symantec’s 2004 Equity Incentive Plan or amending Symantec’s 2000 Director Equity Incentive Plan. For the purpose of determining whether stockholders have approved a matter, abstentions are treated as shares present or represented and voting. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, though they are counted toward the presence of a quorum as discussed above.

      The votes required to approve each proposal are as follows:

•	Election of Directors. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

•	Amendment of Restated Certificate of Incorporation. Approval of the proposal to amend Symantec’s Restated Certificate of Incorporation requires the affirmative vote by holders of at least a majority of shares of Symantec common stock outstanding on the record date. Abstentions and broker non-votes will have the effect of a vote against this proposal.

•	Remaining Proposals. Approval of each of the remaining proposals requires the affirmative vote by holders of at least a majority of the shares of Symantec common stock who attend the meeting in person, or are represented at the meeting by proxy. Abstentions will have the effect of a vote against each of these proposals, while broker non-votes will not be taken into account in determining the outcome of the vote on these proposals.

Voting Instructions

      Stockholders whose shares are registered in their own names may vote by telephone, over the Internet or by mailing a completed proxy card. Instructions for voting by telephone and over the Internet are enclosed. To vote by mailing a proxy card, please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes “FOR” such proposals (or, in the case of the election of directors, as a vote “FOR” election to the Board of all the nominees presented by our Board of Directors). We are not aware of any other matters to be brought before the meeting. However, if any other matters do arise or come before the meeting, we intend that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Revocability of Proxies

      A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by (i) delivering to the Corporate Secretary of Symantec (by any means, including facsimile) a written notice stating that the proxy is revoked, (ii) signing and so delivering a proxy bearing a later date or (iii) attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy). Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Expenses of Proxy Solicitation

      The expenses of soliciting proxies will be paid by Symantec. Following the original mailing of the proxies and other soliciting materials, Symantec and/or its agents also may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Symantec has retained a proxy solicitation firm, Georgeson Shareholder Communications, Inc., to aid it in the solicitation process. Symantec will pay that firm a fee equal to $8,500, plus expenses. Following the original mailing of the proxies and other soliciting materials, Symantec will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Symantec, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

DIRECTORS AND MANAGEMENT

Directors and Executive Officers

      The following table shows the name, age and position of each of the directors and executive officers of Symantec as of June 30, 2004:

Name	Age	Position

John W. Thompson	55	Chairman of the Board of Directors and Chief Executive Officer
Tania Amochaev	54	Director
William T. Coleman	56	Director
Franciscus Lion		Director
David Mahoney	50	Director
Robert S. Miller	62	Director
George Reyes	50	Director
Daniel H. Schulman	46	Director
John Schwarz	53	President and Chief Operating Officer
Greg Myers	54	Chief Financial Officer, Senior Vice President of Finance
Janice Chaffin	50	Senior Vice President and Chief Marketing Officer
Arthur F. Courville	45	Senior Vice President, General Counsel and Secretary
Stephen G. Cullen	38	Senior Vice President, Security Products and Solutions
Donald E. Frischmann	61	Senior Vice President, Communications and Brand Management
Dieter Giesbrecht	60	Senior Vice President and General Manager, Enterprise Administration Business Unit
Gail E. Hamilton	54	Executive Vice President and General Manager, Global Services and Support
Thomas W. Kendra	50	Senior Vice President, Worldwide Sales
Rebecca Ranninger	45	Senior Vice President, Human Resources
Enrique Salem	38	Senior Vice President, Network and Gateway Security Solutions

      The Board of Directors chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Symantec.

      John W. Thompson has served as Chairman of the Board of Directors and Chief Executive Officer since April 1999, and as President from April 1999 to January 2002. Mr. Thompson joined Symantec after 28 years at IBM Corporation where he held senior executive positions in sales, marketing and software development. In his last assignment, he was general manager of IBM Americas and a member of the company’s Worldwide Management Council. In September 2002, Mr. Thompson was appointed to serve on the National Infrastructure Advisory Committee (NIAC), to make recommendations regarding the security of the critical infrastructure of the United States. Mr. Thompson has also served as the chair of the Silicon Valley Blue Ribbon Task Force on Aviation Security and Technology to identify and evaluate technology-driven solutions to improve the security and efficiency of national and local aviation. He is a member of the Board of Directors of United Parcel Service, Inc.; NiSource Inc.; and Seagate Technology, Inc. Mr. Thompson holds an undergraduate degree in business administration from Florida A&M University and a master’s degree in management science from MIT’s Sloan School of Management.

      Tania Amochaev has been a director of Symantec since her appointment by the Board of Directors in October 1997. Ms. Amochaev was Chief Executive Officer of QRS Corporation, a provider of electronic commerce solutions to the retail industry, from May 1993 until February 1997. She was President of QRS prior to her promotion as that company’s Chief Executive Officer. From 1988 to 1992, Ms. Amochaev was Chief Executive Officer and Chairman of Natural Language, Inc., and from 1984 until 1987, she was Chief Executive Officer and Chairman of Comserv, Inc. Prior to Comserv, Ms. Amochaev worked in a variety of management positions at Control Data Corporation during a fourteen-year period. Ms. Amochaev also serves on the Board of Directors of Prescient Inc.; and on the Board of Advisors to Hudson Venture Capital. She has served on the Executive Board of the College of Letters and Sciences at the University of California at Berkeley, and the Board of Trustees at the College of St. Catherine. Ms. Amochaev received a Bachelor of Arts degree in Mathematics from U.C. Berkeley, and a Masters of Science degree in Management from the Stanford Graduate School of Business. She is also the recipient of an Honorary Doctorate from the College of St. Catherine in Minnesota.

      William T. Coleman was appointed to the Board of Directors in January 2003. Mr. Coleman is a co-founder, Chairman of the Board and Chief Executive Officer of Cassatt Corporation. Previously Mr. Coleman was co-founder of BEA Systems, Inc. where he served as Chairman of the Board of Directors from the company’s inception in 1995 until August 2002, and was Chief Strategy Officer from October 2001 to August 2002. From 1995 to October 2001, Mr. Coleman served as Chief Executive Officer. Prior to founding BEA, Mr. Coleman was employed by Sun Microsystems, Inc. from 1985 to January 1995, where his last position was Vice President and General Manager of its Sun Professional Services. Mr. Coleman holds a Bachelor of Science degree from the Air Force Academy, and a Master of Science degree from Stanford University.

      Franciscus (Frans) Lion was appointed to the Board of Directors in January 2004. Mr. Lion has more than 39 years of experience in the IT industry as well as significant experience in the financial services sector. From 1990 to 2003 Mr. Lion served as Senior Executive Vice President of ABN AMRO Bank, a leading banking and financial company headquartered in Holland. Mr. Lion also served as an Advisor to ABN AMRO Bank’s Board of Directors. Mr. Lion joined ABN AMRO Bank in 1984 as Chief Information Officer. Previously, he held various management positions at IBM including business planning, marketing, and human resources management. He serves as a board member of several companies and organizations in Europe including: The University of Twente, Chairman of the Council of Business and IT Studies; Member of the Supervisory Board of the Information Beheer Group; and Chairman of the Supervisory Board of Business Architects International. Mr. Lion has an engineering degree from the Technical College of Gent in Belgium.

      David Mahoney was appointed to the Board of Directors in April 2003. Mr. Mahoney is a private investor. He previously served as co-CEO of McKesson HBOC, Inc. and as CEO of iMcKesson LLC from July 1999 to February 2001. Mr. Mahoney joined McKesson in 1990 as Vice President for Strategic Planning, and was responsible for planning and corporate development. He had overall responsibility for McKesson’s strategic relations with pharmaceutical and biotechnology companies, was responsible for the establishment of the Pharmaceutical Partners Group at McKesson, and the launch of a new generics program. Prior to joining McKesson, Mr. Mahoney was a principal with McKinsey & Company from 1981 to 1990. Mr. Mahoney has a bachelor’s degree from Princeton University and a master’s of business administration from Harvard University.

      Robert S. Miller has been a director of Symantec since his appointment to the Board in September 1994. Since January 2004, Mr. Miller has been non-executive Chairman of Federal Mogul Corporation, an auto parts supplier. From September 2001 until December 2003, Mr. Miller was Chairman and Chief Executive Officer of Bethlehem Steel Corporation. Prior to joining Bethlehem Steel, Mr. Miller served as Chairman and Chief Executive Officer on an interim basis upon the departure of Federal-Mogul’s top executive in September 2000. From November 1999 until February 2000, Mr. Miller was President of Reliance Group Holdings. Mr. Miller was Chairman and Chief Executive Officer of Waste Management, Inc. from October

1997 until July 1998. From 1979 until March 1992, he was an executive of Chrysler Corporation, where he served in various capacities, including as Vice Chairman of the Board and Chief Financial Officer. Mr. Miller is also a director of Federal Mogul Corporation, Pope & Talbot Inc., RJR Tobacco Holdings Inc., UAL Corporation, and Waste Management, Inc. Mr. Miller holds a Bachelor of Arts degree in Economics from Stanford University, a law degree from Harvard Law School and a Masters of Business Administration degree from Stanford University’s Graduate School of Business.

      George Reyes has been a member of Symantec’s Board of Directors since July 2000. Mr. Reyes became the Chief Financial Officer of Google Inc. in August 2002. Prior to joining Google, Mr. Reyes served as Interim Chief Financial Officer for ONI Systems Corporation from February 2002 until June 2002. From April 1999 to September 2001, Mr. Reyes served as Vice President, Treasurer of Sun Microsystems, Inc., and as Vice President, Corporate Controller of Sun from April 1994 to April 1999. Mr. Reyes is also a director of Chordiant Software Inc. Mr. Reyes holds a Bachelor of Arts degree from the University of South Florida and a Masters of Business Administration from the University of Santa Clara.

      Daniel H. Schulman has been a member of Symantec’s Board of Directors since March 2000. Since August 2001, Mr. Schulman has served as Chief Executive Officer of Virgin Mobile USA, a cellular phone service provider. From May 2000 until May 2001, Mr. Schulman was President and Chief Executive Officer of priceline.com, after serving as President and Chief Operating Officer from July 1999. From December 1998 to July 1999, Mr. Schulman was President of the AT&T Consumer Markets Division of AT&T Corp., a telecommunications services company, and was appointed to the AT&T Operations Group, the company’s most senior executive body. From March 1997 to November 1998, Mr. Schulman was President of AT&T WorldNet Service. From December 1995 to February 1997, he was Vice President, Business Services Marketing of the AT&T Business Markets Division and from May 1994 to November 1995, Mr. Schulman was Small Business Marketing Vice President of the AT&T Business Markets Division. Mr. Schulman also serves as director of Net2Phone, Inc. Mr. Schulman received a Bachelor of Arts degree in Economics from Middlebury College, and a Masters in Business Administration, majoring in Finance, from New York University.

      John Schwarz has served as President and Chief Operating Officer of Symantec since January 2002. In this role, Mr. Schwarz is responsible for Symantec’s product development, incident response, sales, marketing, support, professional services and partner relationships. Prior to joining Symantec, from January 2000 to November 2001, Mr. Schwarz served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet. Before joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation. Most recently, he was general manager of IBM’s Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM’s large industry customers. Mr. Schwarz serves on a number of boards including Dalhousie University, Halifax, Verity, Inc., and the Information Technology Association of America’s Software Board. He holds a diploma in business administration from the University of Toronto, an undergraduate degree in computer science from the University of Manitoba and a Doctorate from Dalhousie University, Halifax.

      Greg Myers has served as Senior Vice President of Finance and Chief Financial Officer for Symantec since March 2000, and is responsible for worldwide finance, business development and operations. Mr. Myers served as Vice President of Finance and Chief Financial Officer from January 1999 to March 2000. As of December 2000, Mr. Myers also became responsible for the information technology and worldwide logistics and facilities functions. Prior to his appointment as CFO in January 1999, Mr. Myers was Symantec’s Vice President of Finance, where he was responsible for worldwide accounting, financial and strategic planning and business development. From 1997 through mid-1998, Mr. Myers was Vice President of financial planning and analysis for Symantec. From 1993 to 1996, Mr. Myers was the director of financial planning and analysis. Before joining Symantec in 1993, Mr. Myers was with Novell Corporation for five years as their director of financial planning and analysis. Prior to Novell, Mr. Myers held various financial management positions for a number of companies within Silicon Valley since 1975. Mr. Myers serves on the Board of Directors of Maxtor Corporation. Mr. Myers holds an undergraduate degree from Cal-State University, Hayward and a Masters in Business Administration from Santa Clara University.

      Janice Chaffin has served as Senior Vice President and Chief Marketing Officer at Symantec since joining the company in May 2003. In this role, Ms. Chaffin is responsible for all of Symantec’s worldwide marketing activities. Ms. Chaffin joined Symantec after a 21-year career at Hewlett-Packard Company, where she held a variety of marketing and business management positions. Most recently, Ms. Chaffin served as Vice President of Enterprise Marketing and Solutions, and was responsible for driving marketing efforts to establish Hewlett-Packard as a top brand for enterprise customers. Prior to that, Ms. Chaffin was Vice President and General Manager of Hewlett-Packard’s Solutions Organization, dedicated to providing IT infrastructure and business solutions to service providers and enterprise customers. Ms. Chaffin also served as the Vice President and General Manager of Hewlett-Packard’s Business Critical Computing Business Unit, General Manager of the company’s High Performance Systems Division as well as the Enterprise Systems Division and was the Executive Director of the channels and partners organization within the General Systems Division. Ms. Chaffin is a member of the Board of Directors of Informatica Corporation. She received a Masters of Business Administration from the University of California, Los Angeles and a bachelor’s degree from the University of California, San Diego.

      Arthur F. Courville is Senior Vice President, General Counsel and Secretary. In this role, Mr. Courville leads the Legal Department in the management and oversight of company mergers, acquisitions, intellectual property licensing, OEM sales support, litigation management, patent supervision and litigation, and other general corporate matters. Mr. Courville joined Symantec in 1993, and was promoted to Director of the Legal Department in 1994. In 1997, Mr. Courville took the position of Director of Product Management for the Internet Tools Business Unit of Symantec, where he was responsible for all product management activities related to Java programming and HTML editing products. Mr. Courville later returned to the Legal Department as Senior Director before his appointment as Vice President and General Counsel in 1999. Before joining Symantec, Mr. Courville practiced law with the law firm of Gibson, Dunn & Crutcher. Mr. Courville is a member of the board of directors of the Business Software Alliance and is also a designated trustee of the Software Patent Institute. Mr. Courville holds a Bachelor of Arts (A.B.) degree in Economics from Stanford University, a law degree from Boalt Hall School of Law at the University of California, Berkeley and a Masters of Business Administration from the Haas School of Business at the University of California, Berkeley.

      Stephen G. Cullen has served as Senior Vice President, Security Products and Solutions since February 2004. In this role Mr. Cullen leads Symantec’s worldwide consumer and enterprise security businesses and is responsible for the overall security business strategy, including client and host security, and security management solutions. From September 2003 to February 2004, Mr. Cullen served as Senior Vice President, Enterprise Solutions where he was responsible for the company’s worldwide enterprise security management business. From January 2000 to September 2003, Mr. Cullen served as Senior Vice President, Consumer Products Division. In this role he was responsible for directing Symantec’s consumer business. Mr. Cullen joined Symantec in 1996 and has held senior marketing, product management, and general management positions at both a regional and business unit level. Prior to joining Symantec, Mr. Cullen was director of marketing for Concur Technologies, formerly Portable Software. Prior to that, he held senior marketing and product management positions with Contact Software and Delrina Corporation, both later acquired by Symantec. From 1986 to 1991, Mr. Cullen held senior sales, product management, and marketing positions with Micrografx, the first commercial Windows software developer. Throughout the early 1980s, he held retail, business-to-business, and vertical market sales and management positions at The Computer Store and Basic Computer.

      Donald E. Frischmann has served as Senior Vice President, Communications and Brand Management since joining Symantec in October 1999. Mr. Frischmann is responsible for Symantec’s global communications and brand management activities including public relations, customer and employee communications, investor relations, public affairs and brand management. Prior to joining Symantec, Mr. Frischmann was a communications executive at International Business Machines Corporation for 29 years where he held a number of management and executive positions. His responsibilities included: public relations for all IBM products; marketing and communications for key product line transitions and major software products; and public relations outreach programs for IBM sponsored art exhibitions and PBS programming. His most recent position prior to joining Symantec was Vice President, Communications for IBM sales and distribution operations in the Americas with responsibility for public relations, employee and customer communications. Prior to joining IBM, Mr. Frischmann was a Captain in the United States Air Force. He holds a bachelor’s degree from Fordham University.

      Dieter Giesbrecht has served as Senior Vice President and General Manager of Symantec’s Enterprise Administration Business Unit since January 2004. Mr. Giesbrecht is responsible for driving the worldwide strategy for the unit, focusing on end-to-end solutions that facilitate the efficient management of hardware and software assets. Prior to this role, Mr. Giesbrecht served as Senior Vice President, Worldwide Sales, Marketing and Services, from July 2000 to December 2003, where he was responsible for worldwide business, including sales services and marketing functions, in the company’s four regions: Japan; Asia/ Pacific; Europe, Middle East and Africa; and the Americas. Prior to this appointment, Mr. Giesbrecht served as Senior Vice President, International, from January 2000 to July 2000, which included the worldwide business sales, marketing, and services functions outside the United States and Canada. Mr. Giesbrecht joined Symantec in 1996 as Vice President and Managing Director, Europe, Middle East, and Africa. Mr. Giesbrecht has more than 20 years of experience in the PC and client/server software industry and has held a number of executive positions in the IT and semiconductor industries for companies including Digital Research, Lotus Development, Attachmate Europe, Rank Xerox, Mohawk Data Science, Teradyne, and LTX. Mr. Giesbrecht has a degree from the Technical University of Furtwangen, Germany.

      Gail E. Hamilton has served as Executive Vice President and General Manager for the Global Services and Support organization since January 2004. In this role, Ms. Hamilton is responsible for driving the company’s worldwide services and support activities, including early warning, managed security services, response, consulting and education, and customer service and technical support. Prior to this appointment, Ms. Hamilton served as Executive Vice President, Product Delivery and Response from April 2001 to December 2003. In this role, Ms. Hamilton led the development and extension of the full range of Symantec’s security solutions. Ms. Hamilton joined Symantec in March 2000, and previously served as Senior Vice President, Enterprise Solutions Division. She has more than 20 years’ experience growing leading technology and services businesses serving the enterprise market. Prior to joining Symantec, she served as the General Manager of the Communications Platform Division for Compaq Computers, where she was responsible for the UNIX and NT server businesses targeting communications companies. Prior to that, she was the General Manager of the Telecom Platform Division at Hewlett-Packard Company, where she was responsible for the adjunct computers, wide-area networking and broadband Internet businesses. Ms. Hamilton has held numerous positions in both community and corporate boards, including the Colorado Opera Festival and the University of Colorado Alumni Association. She received a bachelor’s degree in electrical engineering and computer science from the University of Colorado and has a master’s degree in electrical engineering and administration from Stanford University.

      Thomas W. Kendra has served as Senior Vice President of Worldwide Sales since January 2004. In this role, he provides sales leadership to the company’s four regions: Asia Pacific; Europe, Middle East and Africa; Japan; and the Americas. Mr. Kendra joined Symantec after a 26-year career at IBM, where most recently he was responsible for worldwide competitive sales and was a member of IBM’s senior leadership team. Prior to that, he was the Vice President of IBM’s Worldwide Server Sales. From 1999 to 2001, Mr. Kendra was responsible for IBM’s software business in Asia Pacific including sales, services, marketing, and channel operations. During that time he also served as Chairman of the Board of Singalab, a leader in systems integration, located in Singapore. During his time at IBM, Kendra held other executive positions including Vice President of Marketing and Sales for IBM’s database division; Vice President of Software for the Western United States; and Director of Support and Services for IBM’s U.S. software business. Mr. Kendra received a bachelor of arts in business administration from Indiana University in Bloomington, Indiana.

      Rebecca Ranninger has served as Senior Vice President, Human Resources since January 2000. In this role, Ms. Ranninger directs a worldwide human resources organization which serves all of Symantec’s employees. Included in Ms. Ranninger’s responsibilities are compensation, benefits, HR Information Reporting, training, recruiting, staffing, legal compliance and talent management. Ms. Ranninger also manages a worldwide Human Resource Services Organization that works closely with management on all strategic and functional workforce issues. From September 1997 to January 2000, Ms. Ranninger held the position of Vice President, Human Resources. Prior to 1997, Ms. Ranninger served for over six years in the Legal Department. Her position before her promotion to Vice President, Human Resources, was Senior Director, Legal. Her work as in-house legal counsel for Symantec covered various legal aspects of the software industry, including litigation, human resources, mergers and acquisitions, international sales, intellectual property, and software licensing negotiations. Ms. Ranninger served for two years as a member of the Board of Directors of the Software & Information Industry Association. She has published articles and taught classes on employment litigation, tort reform, securities litigation, sexual harassment, and international software licensing issues. Before joining Symantec in 1991, Ms. Ranninger was a business litigator with the San Francisco law firm of Heller Ehrman White & McAuliffe. Ms. Ranninger holds a juris doctorate from Stanford University School of Law, a bachelor’s degree in jurisprudence from Oxford University, and a bachelor’s degree Magna Cum Laude from Harvard University.

      Enrique T. Salem has served as Senior Vice President, Network and Gateway Security Solutions since June 2004. In this role he leads Symantec’s network and gateway security businesses and is responsible for the company’s overall network and gateway security business strategy. Prior to joining Symantec, from April 2002 to June 2004, Mr. Salem was President and CEO of Brightmail, an anti-spam software company that was acquired by Symantec. From January 2001 to April 2002, Mr. Salem served as Senior Vice President of Products and Technology at Oblix, where he was responsible for corporate strategy and development and led the company’s engineering, product management, and technology groups. From October 1999 to January 2001, Mr. Salem was Vice President of Technology and Operations at Ask Jeeves where he was responsible for the engineering group and the company’s IT operation. From April 1990 to October 1999, Mr. Salem led the security business unit at Symantec. Prior to joining Symantec, Mr. Salem served as a vice president at Security Pacific Merchant Bank, where he led projects for the development of real-time trading systems. Mr. Salem received a Bachelor of Arts degree in computer science from Dartmouth College.

THE PROPOSALS

Proposal No. 1 — Election of Symantec Directors

      At the meeting, all eight of the current members of the Board will be nominated for re-election. The nominees for election to the Board are Tania Amochaev, William Coleman, Franciscus Lion, David Mahoney, Robert S. Miller, George Reyes, Daniel H. Schulman and John W. Thompson. Mr. Lion was appointed to the Board in January 2004. Mr. Lion was recommended to the Board by a search firm engaged by the company. Each other nominee was elected at last year’s annual meeting. All of the nominees have been nominated by the Board’s Nominating and Governance Committee.

      Each director will hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the eight nominees recommended by Symantec’s management unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Symantec is not aware of any nominee who will be unable to or refuses to serve as a director.

      Proxies submitted to Symantec cannot be voted at the meeting for nominees other than those named in this Proxy Statement, or any substitute nominee for any named nominee who is unable to or for good cause will not serve.

      For certain information about the current directors, see “Directors and Management — Directors and Executive Officers.”

Board Meetings and Committees

      The Board of Directors has determined that each of the members of the Board is “independent” as defined in Rule 4200(a)(15) of The Nasdaq Stock Market, except for Mr. Thompson, Symantec’s Chairman and Chief Executive Officer. On April 22, 2003, Mr. Miller was elected as the Lead Outside Director. The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, as historically very few stockholders have attended the company’s annual meeting. Mr. Thompson was the sole director to attend Symantec’s 2003 Annual Meeting. The company provides a live and re-playable Webcast of the meeting which is available for this year’s Annual Meeting at http://www.symantec.com/invest.

      The Board has three (3) standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The functions of each of these committees and their members are specified below. The Board has determined that each director who serves on these committees is “independent” as defined in Nasdaq Rule 4200(a)(15). Each of these committees has a written charter adopted by the Board. A copy of each charter can be found on our website at www.symantec.com by clicking “Investor” and then “Corporate Governance,” and a copy of the Audit Committee charter is attached to this proxy statement as Annex A. The members of the committees are identified in the following table.

Nominating and
Director	Audit Committee	Compensation Committee	Governance Committee

Tania Amochaev	X		X
William T. Coleman	X
Franciscus Lion		X	X
David Mahoney	X	X
Robert S. Miller*	X		Chair
George Reyes	Chair	X
Daniel H. Schulman		Chair	X

*	Lead Outside Director.

      The Board held a total of 6 meetings during the fiscal year ended April 2, 2004. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board, and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

      The Audit Committee met 8 times during the fiscal year ended April 2, 2004, and is currently comprised of Ms. Amochaev, Mr. Coleman, Mr. Mahoney, Mr. Miller and Mr. Reyes, each of whom meets each of the independence and other requirements for audit committee members under the rules of The Nasdaq Stock Market. The Board of Directors has determined that Mr. Reyes is an “audit committee financial expert” as defined by SEC regulations. The Board has also determined that one or more other members of the Audit Committee may also meet the definition of “audit committee financial expert” as defined by SEC regulations. The Audit Committee assists the Board in its oversight of Symantec’s financial accounting, reporting and controls by meeting with members of management and Symantec’s independent auditors. The committee has the responsibility to review Symantec’s annual audited financial statements, and meets with management and the independent auditors at the end of each quarter to review the quarterly financial results. In addition, the committee considers and approves the employment of, and approves the fee arrangements with, independent auditors for audit and other functions. The Audit Committee reviews Symantec’s accounting policies and internal controls. The Audit Committee has a written charter which was adopted on July 21, 2003, replacing the original written charter adopted on July 20, 2000. A copy of the current charter is attached hereto as Annex A.

      The Compensation Committee met 6 times during the fiscal year ended April 2, 2004, and is currently comprised of Mr. Lion, Mr. Mahoney, Mr. Reyes and Mr. Schulman. The Compensation Committee recommends cash-based and stock compensation for executive officers of Symantec, administers the company’s stock option and stock purchase plans and makes recommendations to the Board regarding such matters.

      The Nominating and Governance Committee met 4 times during the fiscal year ended April 2, 2003, and is currently comprised of Ms. Amochaev, Mr. Lion, Mr. Miller and Mr. Schulman. On April 22, 2003, the Nominating Committee was reconstituted as a Nominating and Governance Committee, with responsibility for consideration and review of corporate governance matters in addition to its responsibilities for nominating candidates for membership to the Board. The Nominating and Governance Committee recommends candidates for election to the company’s Board of Directors.

      Director Candidates. The Nominating and Governance Committee will consider candidates submitted by Symantec security holders, as well as candidates recommended by directors and management, for nomination to the Board of Directors. To date, we have not received any such recommendations from Symantec security holders. Security holders may recommend candidates for nomination to the Board by writing to Symantec’s Corporate Secretary at Symantec Corporation, 20330 Stevens Creek Boulevard, Cupertino, California 95014, Attn: Corporate Secretary. To be considered for election at next year’s Annual Meeting, submissions by security holders must be submitted by mail and must be received by the Corporate Secretary no later than April 11, 2005 to ensure adequate time for meaningful consideration by the committee. Each submission must include the following information:

•	the full name and address of the candidate;

•	the number of shares of Symantec common stock beneficially owned by the candidate;

•	a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

•	biographical information, including work experience during the past five years, other board positions, and educational background, such as is provided with respect to nominees on pages 3-5 of this proxy statement.

      The goal of the Nominating and Governance Committee is to assemble a Board that offers a variety of perspectives, knowledge and skills derived from high-quality business and professional experience. The committee considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the committee determines that an opening exists, the committee identifies the desired skills and experience of a new nominee, including the need to satisfy rules of the SEC and The Nasdaq Stock Market. The committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of Symantec’s stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the committee uses these and other criteria as appropriate to evaluate potential nominees, we have no stated minimum criteria for nominees. The committee intends to evaluate candidates recommended by security holders and candidates recommended by directors and management in accordance with the same criteria. We have engaged a search firm to identify and assist the Nominating and Governance Committee with identifying, evaluating and screening Board candidates for the company. The search firm identified Messrs. Mahoney and Lion as Board candidates for the company.

      Communication with the Board. Symantec security holders may communicate with the Board of Directors in writing by mailing written communications to Symantec’s Corporate Secretary at Symantec Corporation, 20330 Stevens Creek Boulevard, Cupertino, California 95014, Attn: Corporate Secretary. The Corporate Secretary will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant, and will retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with Symantec’s policy regarding accounting complaints and concerns.

      Code of Ethics/ Code of Conduct. We have adopted a code of business conduct that applies to all Symantec employees. We have also adopted a code of ethics for our chief executive officer and senior financial officers, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Business Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on our website at http://www.symantec.com, and may be found as follows:

1. From our main Web page, first click on “About Symantec,” and

2. Then click on “Investor Relations.”

3. Next, under “Corporate Governance,” click on “Company Charters.”

We will post any amendments to or waivers from our Code of Business Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers at that location.

Directors’ Compensation

      Non-employee members of the Board are paid a retainer under the 2000 Director Equity Incentive Plan (the “Director Plan”). In the 2004 fiscal year, each director was entitled to receive an annual retainer of $25,000. Additionally, during the 2004 fiscal year, each non-employee member of the Board received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended.

      As of the beginning of the 2005 fiscal year, the annual retainer payable under the Director Plan was increased to $50,000. Rather than receiving a fee for each meeting attended, as of the beginning of the 2005 fiscal year each committee chair will receive an annual payment of $10,000, and the Lead Independent Director will receive an annual payment of $25,000.

      Not less than 50% of the retainer is paid in the form of an award of unrestricted, fully-vested shares of Symantec common stock. During fiscal year 2004, Ms. Amochaev, Messrs. Coleman, Mahoney and Miller and former directors Messrs. Halvorsen and Owens each elected to receive 100% of the retainer in stock, and were awarded 1,260 shares each, at a per share price of $19.82 on April 5, 2003, with a remainder of $31.10 paid to each in cash. Messrs. Reyes and Schulman elected to receive 50% of the retainer in stock, and each was awarded 630 shares at a per share price of $19.82 on April 5, 2003, with a remainder of $12,516.55 paid to each in cash.

      The company is currently providing Ms. Amochaev with coverage under Symantec’s Employee Medical plan. The annual fair market value of this arrangement is approximately $18,000.

      During fiscal year 2004, members of Symantec’s board of directors received option grants as follows:

•	Ms. Amochaev, Messrs. Coleman, Miller, Reyes and Schulman and former directors Messrs. Halvorsen and Owens each received a non-qualified stock option granted on August 22, 2003, to purchase 24,000 shares of Symantec’s common stock at an exercise price of $26.61 per share;

•	Mr. Mahoney received a non-qualified stock option granted on April 5, 2003, to purchase 40,000 shares of Symantec’s common stock at an exercise price of $19.82 per share; and

•	Mr. Lion received a nonqualified stock option granted on January 20, 2004, to purchase 20,000 shares of Symantec’s common stock at an exercise price of $37.00.

All of these options were granted automatically pursuant to the 1996 Plan. Options granted vest over a four year period in accordance with the terms of the 1996 Plan, and will remain exercisable for a period of seven months following the non-employee director’s termination as a director or consultant of Symantec. The award formula for nonqualified stock option grants to non-employee directors under the 1996 Plan is as follows:

•	An initial stock option grant of 20,000 shares will be made to a new non-employee director upon joining the Board.

•	Continuing non-employee directors receive an annual stock option grant of 12,000 shares.

•	If the Chairman of the Board is a non-employee director, then in lieu of the above grant, the Chairman receives an annual stock option grant of 20,000 shares.

•	Directors who join the Board within six months of the date of the “continuing director” grant are not eligible to receive the grant.

The Board recommends a vote “FOR” election of each of the eight nominated directors

Proposal No. 2 — Adoption of Amended and Restated Certificate of Incorporation to Increase the Authorized Common Stock

      Symantec’s Board of Directors has unanimously approved and adopted, subject to stockholder approval, an amendment to Section 4.1 of Article 4 of the company’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 900,000,000 to 1,600,000,000. The Board of Directors believes that the proposed amendment to the amended and restated certificate of incorporation is in the best interests of Symantec and its stockholders. The text of Section 4.1 of Article 4, as it is proposed to be amended, is as follows, and the amended and restated certificate of incorporation, as it is proposed to be adopted, is attached hereto as Annex B:

“4.1. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock.” Each share of Common Stock and each share of Preferred Stock shall have a par value of $0.01. The total number of shares which the corporation is authorized to issue is one billion six hundred and one million (1,601,000,000). One billion six hundred million (1,600,000,000) shares shall be Common Stock and one million (1,000,000) shares shall be Preferred Stock.”

Current Use of Shares

      As of June 30, 2004, there were:

•	313,593,574 shares of common stock outstanding (and no shares of preferred stock outstanding);

•	37,810,993 shares subject to issuance upon the exercise of currently outstanding options and 35,394,983 shares available for issuance under our employee stock option and purchase plans; and

•	35,147,984 shares subject to issuance upon the conversion of Symantec’s outstanding convertible subordinated notes.

      Based upon the above figures, of the 900,000,000 shares of common stock currently authorized, approximately 478,052,466 shares of common stock remain available for other corporate purposes.

Purpose and Effect of the Proposed Amendment

      The increase in the number of authorized shares of common stock is necessary in order to provide Symantec with the flexibility to issue shares for general corporate purposes that may be identified in the future, such as a stock split effected as a stock dividend. With its current authorized capital, a 2:1 stock split would utilize a very substantial portion of the existing authorized common stock. Other such purposes may include, without limitation, funding the acquisition of other companies, adopting additional employee benefit plans or reserving additional shares for issuance under existing plans, or raising equity capital through the issuance of shares of common stock or debt or equity securities convertible or exercisable into shares of common stock. No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which Symantec’s common stock is then listed or quoted. Examples of circumstances in which further shareholder authorization generally would be required for issuance of such additional shares include (a) transactions involving the issuance of shares representing 20% or more of Symantec’s outstanding shares, (b) transactions that would result in a change of control of Symantec, and (c) adoption of, increases in shares available under, or material changes to equity compensation plans. Symantec has no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of the additional shares being authorized pursuant to this proposal.

      The additional authorized shares would become part of the existing class of common stock, and the amendment would not affect the terms of the outstanding common stock or the rights of the holders of the common stock. Symantec stockholders do not have preemptive rights with respect to our common stock. Should the Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of common stock could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders.

Anti-takeover Provisions

      We are not introducing this proposal with the intent that it be utilized as a type of anti-takeover device. However, this action could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile attempt to acquire control of Symantec, we could seek to impede the attempt by issuing shares of common stock, which would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of Symantec. Further, we could issue additional shares in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then-current Board of Directors. These potential effects of the proposed increase in the number of authorized shares could limit the opportunity for Symantec stockholders to dispose of their shares at the higher price generally available in takeover attempts or to elect directors of their choice.

      The following is a description of other anti-takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti-takeover consequences.

      Certificate of Incorporation and Bylaws. Other provisions of Symantec’s amended and restated certificate of incorporation and bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in Symantec or impeding changes in our management. The certificate of incorporation provides that our Board may issue, without stockholder action, up to 1,000,000 shares of preferred stock with voting or other rights. Symantec has designated 200,000 shares of preferred stock as Series A Junior

Participating Preferred Stock in connection with a Rights Agreement, which is further described below. Our certificate of incorporation does not provide our stockholders with cumulative voting rights. Our bylaws provide that only our President, our Board of Directors and the Chairman of our Board of Directors may call a special meeting of stockholders.

      Rights Agreement. We adopted a Rights Agreement in August 1998 and paid a dividend of one preferred share purchase right for each share of our common stock outstanding on August 21, 1998. Initially, the rights are attached to outstanding shares of our common stock. The rights will separate from our common stock, be represented by separate certificates and will become exercisable upon the earlier of ten calendar days following a public announcement that a person or group has acquired beneficial ownership of 20% or more of our outstanding common stock, or ten business days after someone announces an intent to commence a tender offer or exchange offer for 20% or more of our outstanding common stock. If the rights become exercisable, each right (other than rights held by an acquiring party) will entitle the holder to purchase, at a price equal to the exercise price of the right, a number of shares of our common stock having a then-current value of twice the exercise price of the right. If, after the rights become exercisable, we agree to merge into another entity or we sell more than 50% of our assets, each right (other than rights held by an acquiring party) will entitle the holder to purchase, at a price equal to the exercise price of the right, a number of shares of common stock of such entity having a then-current value of twice the exercise price. We may exchange the rights at a ratio of one share of common stock for each right (other than rights held by an acquiring party) at any time after a person or group acquires 20% or more of our common stock but before such person acquires 50% or more of our common stock. We may also redeem the rights at our option at a price of $0.001 per right at any time before a person or group has acquired 20% or more of our common stock.

      The Rights Agreement is designed to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt to acquire us in a manner or on terms not approved by the Board and that prevent our stockholders from realizing the full value of their shares of our common stock. However, the rights may have the effect of rendering more difficult or discouraging an acquisition of us that is deemed undesirable by our Board.

      Convertible Notes. In October 2001, we sold $600 million of 3% convertible subordinated notes due November 1, 2006. Holders of the notes may convert the notes into shares of Symantec common stock at a conversion price of $17.07 per share. Upon the occurrence of a change in control (as defined in the applicable indenture), holders may require us to purchase all of the outstanding notes at 100% of the principal amount, plus accrued and unpaid interest. This feature may make more difficult or discourage a change of control of Symantec.

      Employment Agreements and Equity Compensation Plans. Some of our employment agreements and equity compensation plans provide for acceleration of vesting and severance benefits under the circumstances described in “Employment, Severance and Change of Control Agreements” and “Equity Compensation Plan Information” above. The acceleration of vesting upon a change of control may be viewed as an anti-takeover measure, and may have the effect of discouraging a merger proposal, tender offer or other attempt to gain control of Symantec.

      We are not aware of any attempt to take control of Symantec and are not presenting this proposal with the intent that it be utilized as a type of anti-takeover device. The proposal is being made at this time to provide us with greater flexibility to issue shares for general corporate purposes that may be identified in the future, including a possible stock split as discussed above.

The Board recommends that you vote “FOR” Proposal No. 2

Proposal No. 3 — Adoption of the Symantec 2004 Equity Incentive Plan

      At the meeting, Symantec’s stockholders will be asked to consider and vote upon a proposal to adopt the Symantec 2004 Equity Incentive Plan (the “2004 Plan”) which will permit us to provide a broader range of stock awards to our employees, directors and consultants. The 2004 Plan is intended to eventually replace Symantec’s 1996 Equity Incentive Plan, as amended (the “1996 Plan”), as the company’s primary equity incentive plan when the 1996 Plan expires on March 3, 2006. The Board of Directors unanimously approved the 2004 Plan on July 20, 2004, subject to stockholder approval of the 2004 Plan at the 2004 Annual Meeting. The 2004 Plan provides for various new types of equity awards as compared to the 1996 Plan, and therefore, will provide us with greater flexibility in rewarding our employees and those other individuals who provide significant services to us.

      The 2004 Plan is designed to provide:

•	types of awards that should have a less dilutive effect on our stockholders,

•	a convenient means for participants to acquire equity in Symantec,

•	incentives to participants to achieve results that will result in an increase in the value of Symantec’s common stock, and

•	a device to retain excellent workers.

      The 2004 Plan also:

•	prohibits repricing of stock options or other awards without first obtaining our stockholders’ approval,

•	prohibits the use of stock options with an exercise price less than fair market value on the date of grant,

•	prohibits reload option grants, and

•	requires us to obtain our stockholders’ approval before adding additional shares to the 2004 Plan (in other words, there will be no automatic replenishment of authorized shares available under the 2004 Plan).

      If our stockholders approve the 2004 Plan, then we will terminate the 2001 Non-Qualified Equity Incentive Plan (the “2001 Plan”), a stock plan not approved by stockholders. A total of 12 million shares were reserved for issuance under the 2001 Plan. As of June 30, 2004 there were a total of 1,891,573 shares subject to outstanding options granted under the 2001 Plan. The remaining 7,606,087 shares under the 2001 Plan would return to the pool of authorized shares upon the 2001 Plan’s termination. As the termination of the 2001 Plan results in those shares no longer being available for grant, the net increase, from adoption of the 2004 Plan, in the number of shares we have available to use for equity-based awards is only 1,393,913 shares. By comparison, as of June 30, 2004, we had 313,593,574 shares outstanding.

      If the 2004 Plan is approved, we will grant equity-based compensation under both the 1996 Plan and the 2004 Plan until the 1996 Plan expires on March 3, 2006. There are a total of 97,744,408 shares of Symantec common stock authorized for issuance under the 1996 Plan. As of June 30, 2003, a total of 48,230,739 shares had been purchased upon the exercise of options issued under the 1996 Plan, and a total of 33,846,940 shares of Symantec common stock were subject to outstanding options that have been granted pursuant to the 1996 Plan, leaving 15,666,729 shares reserved for future grants under the 1996 Plan. When the 1996 Plan expires, any remaining shares not issued thereunder will be allocated to the 2004 Plan.

      The Board believes that the adoption of the 2004 Plan is in the best interests of Symantec and its stockholders.

Summary of 2004 Equity Incentive Plan

      The following is a summary of the principal provisions of the 2004 Plan. This summary is qualified in its entirety by reference to the full text of the 2004 Plan, which is included as Annex C hereto.

      Purposes of the 2004 Plan. The primary purpose of the 2004 Plan is to align the interests of our employees with the interests of Symantec’s stockholders by providing participants with the opportunity to share in any appreciation in the value of our stock that their efforts help bring about. If approved, the 2004 Plan will be an essential component of the total compensation package offered to employees, reflecting the importance that Symantec places on motivating and rewarding superior results with long-term, performance-based incentives.

      Shares Reserved for Issuance. The 2004 Plan includes an initial reserve of 9,000,000 shares of Symantec common stock that will be available for issuance under the plan, subject to adjustment to reflect stock splits and similar events. Up to 10% of these shares may be granted in the form of restricted stock awards. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award that is granted but is subsequently forfeited or repurchased by Symantec at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2004 Plan. No more than 90,000,000 shares can be issued (including shares issued, reacquired by us pursuant to the terms of awards, and then reissued) as “incentive stock options” (by which we mean stock options that meet certain requirements of the federal income tax code).

      Administration. Symantec’s Compensation Committee administers the 2004 Plan except when our Board decides to directly administer the 2004 Plan (either being the “Committee”). The Committee determines the persons who are to receive awards, the number of shares subject to each such award and the other terms and conditions of such awards. The Committee also has the authority to interpret the provisions of the 2004 Plan and of any awards granted thereunder and to modify awards granted under the 2004 Plan. The Committee may not, however, reprice options issued under the 2004 Plan without prior approval of Symantec’s stockholders.

      Eligibility. The 2004 Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of Symantec or of any parent, subsidiary or affiliate of Symantec as the Committee may determine. The actual number of individuals who will receive awards cannot be determined in advance because the Committee has discretion to select the participants. No person will be eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the 2004 Plan (no more than 400,000 of which can be as awards of restricted stock or restricted stock units) other than new employees of Symantec, or any parent, subsidiary or affiliate of Symantec, who are eligible to receive up to a maximum of 3,000,000 shares in the calendar year in which they commence employment (no more than 600,000 of which can be as awards of restricted stock or restricted stock units).

      Terms of Options. As discussed above, the Compensation Committee determines many of the terms and conditions of awards granted under the 2004 Plan, including whether an option will be an “incentive stock option” (“ISO”) or a non-qualified stock option (“NQSO”). Each option is evidenced by an agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 2004 Plan):

•	Vesting and Exercisability: Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in the related stock option agreement. To date, as a matter of practice, options have generally been subject to a four-year vesting period with a one-year period before any vesting occurs. The maximum term of each option is ten years from the date of grant.

•	Exercise Price: Each stock option agreement states the exercise price, which may not be less than 100% of the fair market value of one share of Symantec common stock on the date of the grant (and not less than 110% with respect to an ISO granted to a 10% or greater stockholder).

•	Method of Exercise: The exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in other forms of legal consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service or the death or disability of the participant. Options granted under the 2004 Plan generally expire 3 months (or, in the case of options granted to a non-employee director, 7 months) after the termination of the participant’s service to Symantec, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause (e.g. for committing an alleged criminal act or intentional tort against Symantec), the participant’s options will expire upon termination.

•	Change of Control: In the event of a change of control of Symantec (as defined in the plan), the buyer may either assume the outstanding awards or substitute equivalent awards. If the buyer fails to assume or substitute awards issued under the plan, all awards will expire upon the closing of the transaction (formula option grants to non-employee directors, will fully vest upon a change of control and our Board will determine whether the change of control shall have any additional effect).

      Formula for Non-Employee Director Option Grants. This provision of the 2004 Plan will go into effect upon the expiration of the 1996 Plan on March 3, 2006, or upon the 1996 Plan’s earlier termination. Thereafter the following automatic stock option grants will be made under the 2004 Plan to our non-employee directors: upon first joining the Board, each non-employee director shall receive an automatic stock option grant to purchase 20,000 shares. In addition, on the day following the annual meeting of stockholders, each non-employee director receives an automatic stock option grant, provided that no such grant shall be made within six months of an initial grant for 20,000 shares to such non-employee director, to purchase 12,000 shares (or, in the case of a non-employee director who is also serving as the chairman of the board on such date, 20,000 shares). Stock option grants to non-employee directors become vested and exercisable over a four-year period, subject to a non-employee’s continued service with Symantec or a parent, subsidiary or affiliate of Symantec. As of July 20, 2004, Symantec’s Board included seven non-employee directors who were eligible to receive these option grants.

      Terms of Restricted Stock Awards. Each restricted stock award is evidenced by a restricted stock purchase agreement in such form as the committee approves and is subject to the following conditions (as described in further detail in the 2004 Plan):

•	Vesting: Shares subject to a restricted stock award may become vested over time or upon completion of performance goals set out in advance, which may include the following types of criteria: (a) net revenue and/or net revenue growth; (b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) earnings per share and/or earnings per share growth; (f) total stockholder return and/or total stockholder return growth; (g) return on equity; (h) operating cash flow return on income; (i) adjusted operating cash flow return on income; (j) economic value added; and (k) individual business objectives.

•	Purchase Price: Each restricted stock purchase agreement states the purchase price, which may not be less than the par value of Symantec’s common stock on the date of the award (and not less than 110% of fair market value with respect to an award to a 10% of greater stockholder), payment of which may be made as described under “Terms of Stock Options” above.

•	Termination of Employment. Restricted stock awards shall cease to vest immediately if a participant is terminated for any reason, unless provided otherwise in the applicable restricted stock purchase agreement or unless otherwise determined by the committee, and Symantec will generally have the right to repurchase any unvested shares subject thereto.

•	Change of Control: Restricted stock awards shall be treated in the same manner as described under “Terms of Stock Options” above.

      Stock Appreciation Rights. Stock appreciation rights (“SARs”) are awards in which the participant is deemed granted a number of shares subject to vesting. When the SARs vest, then the participant can exercise the SARs. Exercise, however, does not mean the number of shares deemed granted are issued. Rather, the participant will receive cash (or shares, if so determined by the Committee) having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which Symantec’s stock price on the date of exercise exceeds Symantec’s stock price on the date of grant. SARs expire under the same rules that apply to options.

      Restricted Stock Units. Restricted stock units (“RSUs”) are awards that result in a payment to the participant in cash or shares if the performance goals established by the Committee are achieved. The applicable performance goals will be determined by the Committee and may be applied on a company-wide, departmental or individual basis.

Federal Income Tax Information

      The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to Symantec and participating employees associated with awards granted under the 2004 Plan. U.S. federal tax laws may change and U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participating employee has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2004 Plan.

Tax Treatment of the Participant

      Incentive Stock Options. An optionee will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO unless for the year of exercise the optionee is subject to the alternative minimum tax (“AMT”). If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period”), then the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.

      If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.

      Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is currently 26% of an individual taxpayer’s alternative minimum taxable income (28% percent in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount (currently $58,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

      Nonqualified Stock Options. An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by Symantec. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss.

      Restricted Stock. A transferee receiving restricted shares for services recognizes taxable income when the shares become vested, generally when they are transferable or no longer subject to a substantial risk of forfeiture. Restricted shares will become vested under the 2004 Plan as Symantec’s right of repurchase lapses. Upon vesting, the transferee will include in ordinary income an amount, which will be subject to income tax withholding by Symantec, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the transferee, subsequent appreciation or depreciation in the value of the shares is treated as capital gain or loss.

      A transferee can file an election with the IRS, not later than 30 days after the date of the transfer of the restricted shares, to include in income as compensation (treated as ordinary income), in the year of the transfer of such restricted shares, an amount equal to the difference between the fair market value of such shares on the date of transfer and any amount paid for such shares. The included amount must be treated as ordinary income by the transferee and may be subject to income tax withholding by Symantec. Income is not again required to be included upon the lapse of the restrictions. However upon resale of the shares by the transferee, any appreciation or depreciation in the value of the shares after the date of receipt will be treated as capital gain or loss.

      Maximum Tax Rates for Noncorporate Taxpayers. The maximum federal tax rate for noncorporate taxpayers applicable to ordinary income is 35%. Long-term capital gain for noncorporate taxpayers on stock held for more than twelve months will be taxed at a maximum rate of 15%. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of Symantec

      Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the federal income tax code, Symantec will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2004 Plan.

ERISA Information

      The 2004 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

      Future awards to our executive officers and employees are discretionary. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the 2004 Plan cannot be determined. Because the value of stock issuable to our non-employee directors under the 2004 Plan will depend on the fair market value of our common stock at future dates, it is not possible to determine exactly the benefits that might be received by our non-employee directors under the 2004 Plan. The following table summarizes the benefits that would have been received by our non-employee directors as a group under the 2004 Plan in the fiscal year ending April 2, 2004, if stock options had actually been granted under the 2004 Plan by using the stock options automatically granted our non-employee directors under the 1996 Plan for that time period.

Name and Position	Number of Shares

Non-Executive Director Group (9 persons)	228,000

The Board recommends a vote “FOR” Proposal No. 3

Proposal No. 4 — Amendment of Symantec’s 2000 Director Equity Incentive Plan

      At the meeting, Symantec’s stockholders will be asked to consider and vote upon a proposal to amend Symantec’s 2000 Director Equity Incentive Plan, as amended (the “Director Plan”), to (i) increase the number of shares reserved for issuance thereunder by 25,000 shares, which would increase the total number of shares reserved for issuance under the Director Plan from 25,000 to 50,000, and (ii) provide for a proportionate adjustment to the shares subject to the Director Plan upon any stock dividend, stock split or similar change in Symantec’s capital structure.

Amendment to Increase Shares Available for Issuance Under Director Plan

      The Board believes that the amendment to increase the shares of Symantec common stock available for issuance under the Director Plan is in the best interests of Symantec and its stockholders. The purpose of the Director Plan is to provide non-employee members of the Board with an opportunity to receive all or a portion of the retainer payable to such directors in the form of common stock of the company and thus provide directors with a means to acquire an equity interest in the company. By providing the directors with an incentive based on increases in the value of the company’s stock, the directors’ interests are more closely aligned with the interests of the stockholders. The amount of the retainer payable to members of the Board is currently set at $50,000 per year.

      Currently, there are a total of 25,000 shares of Symantec’s common stock reserved for issuance under the Director Plan. As of June 30, 2004, a total of 20,321 shares were subject to outstanding awards under the Director Plan to an aggregate of approximately 9 persons, leaving 4,679 shares reserved for future awards under the Director Plan. During fiscal year 2004, 8,820 shares were granted by Symantec to directors under the Director Plan. As discussed under the “Directors’ Compensation” section of this Proxy Statement, not less than 50% of each director’s annual retainer is paid in the form of Symantec common stock. Without the additional 25,000 shares that are the subject of this proposal, there may not be sufficient shares available under the Director Plan to comply with this company policy.

Amendment to Provide for Proportionate Adjustment to Shares Subject to Director Plan

      Symantec’s Board of Directors has unanimously approved and adopted, subject to stockholder approval, an amendment to Section 5 of the Director Plan to provide for a proportionate adjustment to the shares subject to the Director Plan upon any stock dividend, stock split or similar change in Symantec’s capital structure. The Board of Directors believes that the proposed amendment to the Director Plan is in the best interests of Symantec and its stockholders. The text of Section 5 of the Director Plan, as it is proposed to be amended, is as follows:

“5. Number of Shares. The total number of shares reserved for issuance under the Plan shall be 50,000 shares of Common Stock. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of shares reserved for issuance under this Plan, and (b) the Stock subject to outstanding awards under this Plan, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a share of Stock will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a share or will be rounded up to the nearest whole share, as determined by the Administrator (defined below).”

Summary of the 2000 Director Equity Incentive Plan

      The following summary of the principal provisions of the Director Plan, as proposed for approval, is qualified in its entirety by reference to the full text of the Director Plan, which is included as Annex D hereto.

      General. The Director Plan was adopted by Symantec’s Board of Directors on July 20, 2000 and approved by Symantec’s stockholders in September 2000. The Director Plan was amended by the Board of Directors on July 20, 2004 to reflect the increase in the annual retainer from $25,000 to $50,000. The increase became effective as of April 3, 2004. The purpose of the Director Plan is to provide members of the Board of Directors with an opportunity to receive all or a portion of the retainer payable to each director in common stock and thus provide directors of Symantec with a means to acquire an equity interest in Symantec and incentives based on increases in the value of Symantec’s common stock.

      Administration. The Director Plan permits either the Board of Directors or a committee appointed by the Board to administer the Director Plan (in either case, the “Administrator”). The Administrator has the authority to construe and interpret the Director Plan and the Administrator will ratify and approve all stock to directors under the Director Plan. Currently the Compensation Committee administrates the Director Plan.

      Issuance of Stock. The Director Plan provides that each director may elect to receive up to all of the annual retainer in the form of Stock (defined below). Not less than 50% of the annual retainer will be paid in the form of an award of unrestricted, fully-vested shares of Symantec common stock (the “Stock”). Before the first meeting of the Board held in each fiscal year (the “First Meeting”), each director is required to specify the percentage, from 50% to 100%, of the retainer that is to be paid in Stock. If no election is made by a director, the director is deemed to have elected to receive 50% of the retainer in the form of Stock. The number of shares of Stock to be issued annually to each director will equal the portion of the retainer for each year which a director elects to be paid in Stock, divided by the closing price of the Symantec common stock on the Nasdaq National Market on the day immediately preceding the First Meeting.

      Stock Reserved for Issuance. The Stock reserved for issuance under the Director Plan consists of authorized, but unissued shares of Symantec common stock. Assuming the stockholders of the company approve the proposed amendments to the Director Plan, the aggregate number of shares of Stock that may be issued under the Director Plan is 50,000, which number will be proportionately adjusted upon any stock dividend, stock split or similar change in the company’s capital structure.

      Amendment and Termination of the Director Plan. The Board may amend, alter, suspend or discontinue the Director Plan at any time; provided, that no amendment which increases the number of shares of Stock issuable under the Director Plan shall be effective unless and until such increase is approved by the stockholders of the company.

Federal Income Tax Information

      THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO DIRECTORS ASSOCIATED WITH STOCK ISSUED UNDER THE DIRECTOR PLAN.

      A director will recognize taxable income at the time Stock is issued under the Director Plan equal to the fair market value of the Stock issued to the director. This amount must be treated as ordinary income and may be subject to income tax withholding by Symantec. Upon resale of the shares by a director, any subsequent appreciation or depreciation in the value of the Stock will be treated as long-term or short-term capital gain or loss.

Benefits to Certain Persons

      Because the amount of Stock issued to directors under the Director Plan will depend on the portion of the retainer each director elects to have paid in the form of Stock and on the fair market value of Symantec’s common stock at future dates, it is not possible to determine exactly what benefits might be received by Symantec’s directors under the Director Plan. The following table summarizes the benefits that were received by directors in the 2004 fiscal year.

Name and Position	Number of Shares

Non-Executive Director Group (8 persons)	8,820

The Board recommends a vote “FOR” Proposal No. 4

Proposal No. 5 — Ratification of Selection of Independent Auditors

      The Board has selected KPMG LLP (“KPMG”) as its principal independent auditors to perform the audit of Symantec’s financial statements for fiscal year 2005, and stockholders are being asked to ratify this selection. The Audit Committee approved KPMG as the company’s independent auditors in September 2002, and KPMG audited Symantec’s financial statements for Symantec’s 2004 fiscal year. Representatives of KPMG are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

      On September 18, 2002, the Audit Committee dismissed Ernst & Young LLP and approved KPMG as the company’s independent auditors. Ernst & Young LLP had previously audited Symantec’s financial statements for each of Symantec’s fiscal years 1989 through 2002. The change was implemented to allow Symantec to pursue potential business opportunities with Ernst & Young LLP, and was not as a result of a difference of opinion between Ernst & Young LLP and the company’s management. During the 2003 and 2004 fiscal years, there were no disagreements or reportable events (as defined in Regulation S-K

Item 304(a)(v)) with Ernst & Young LLP on any matter of accounting principles of practices, financial statement disclosure, or auditing scope or procedure that required reference in its report. Ernst & Young’s report on the financial statements did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles within the past two years. Representatives of Ernst & Young LLP are not expected to be present at the meeting.

      Prior to the engagement of KPMG, neither Symantec nor anyone on its behalf had consulted with KPMG during Symantec’s 2002 fiscal year and through the date of the engagement, in any matter regarding: (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Symantec’s financial statements, and neither was a written report provided to Symantec nor was oral advice provided that KPMG concluded was an important factor considered by Symantec in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Principal Accounting Fees and Services

      The company regularly reviews the services and fees from its independent auditors. These services and fees are also reviewed with the Audit Committee annually. Approximately 4% of the company’s finance department previously worked at KPMG. One of the members of the company’s finance department worked on the company’s audit engagement while employed at KPMG, however, such person is not working in an area for which she had audit responsibility while employed at KPMG. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for the company’s audit. Prior to approval of KPMG as the company’s independent auditors in September 2002, Ernst & Young LLP audited the company’s financial statements for every fiscal year since 1989. Symantec’s Audit Committee has determined that the provisioning of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG.

      In addition to performing the audit of the company’s consolidated financial statements, KPMG provided various other services during fiscal years 2004 and 2003. The aggregate fees billed for fiscal years 2004 and 2003 for each of the following categories of services are as follows:

Fees Billed to the Company	2004	2003

Audit fees(1)	$1,874,408	$1,016,936
Audit-related fees(2)	35,302	29,701
Tax fees(3)	190,813	26,458
All other fees(4)	423,221	305,134

Total fees	$2,523,744	$1,378,229

The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as shall be in effect for periodic annual filings for fiscal years ending after December 15, 2003, and with respect to Symantec’s 2004 and 2003 fiscal years, these categories include in particular the following components:

(1) “Audit fees” includes fees for audit services principally related to the year-end examination and the quarterly reviews of Symantec’s consolidated financial statements, consultation on matters that arise during a review or audit, reviews of SEC filings and statutory audit fees.

(2) “Audit related fees” includes fees which are for assurance and related services other than those included in Audit fees.

(3) “Tax fees” includes fees for tax compliance and advice.

(4) “All other fees” includes fees for all other non-audit services, principally for services in relation to Sarbanes-Oxley Section 404 documentation and certain information technology audits.

      An accounting firm other than KPMG performs internal audit services for the company. In addition, the accounting firm that provides the majority of the Company’s tax services is not KPMG or the accounting firm that provides our internal audit services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

      All of the services relating to the fees described in the table above were approved by the Audit Committee.

The Board recommends a vote “FOR” approval of Proposal No. 5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The company has adopted a policy that executive officers and members of the board of directors hold an equity stake in the company. The policy requires each executive officer to hold a minimum of 20,000 shares of Symantec common stock, and each director to hold a minimum of 10,000 shares of Symantec common stock (in each case after a phase-in period of between two to five years). The purpose of the policy is to more directly align the interests of executive officers and directors with our stockholders.

      The following table sets forth information, as of June 30, 2004, with respect to the beneficial ownership of Symantec common stock by (i) each stockholder known by Symantec to be the beneficial owner of more than 5% of Symantec common stock, (ii) each member of the Board of Directors of Symantec, (iii) the four most highly compensated executive officers as calculated with respect to the fiscal year ended April 2, 2004, and the Chief Executive Officer of Symantec, and (iv) all current executive officers and directors of Symantec as a group.

      Beneficial ownership is determined under the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 313,593,574 shares of Symantec common stock outstanding as of June 30, 2004. Shares of common stock subject to options exercisable on or before August 28, 2004 (within 60 days of June 30, 2004) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

5% Beneficial Owners(1)
AXA Financial, Inc.	27,000,000	9.0%
1345 Avenue of the Americas
New York, NY 10105
Directors and Executive Officers
John W. Thompson(2)	4,069,180	1.3%
Tania Amochaev(3)	100,631	*
William Coleman(4)	24,115	*
Franciscus Lion	511	*
David Mahoney(5)	17,104	*
Robert S. Miller(6)	115,852	*
Daniel H. Schulman(7)	23,772	*
George Reyes(8)	117,354	*
John Schwarz(9)	620,790	*
Greg Myers(10)	248,519	*
Gail Hamilton(11)	292,878	*
Dieter Giesbrecht(12)	562,888	*
All current Symantec executive officers and directors as a group (19 persons)(13)	7,046,695	2.2%

*	Less than 1%.

(1)	Share ownership information is based upon information provided directly by the stockholder.

(2)	Includes 3,475,963 shares subject to options that will be exercisable as of August 28, 2004.

(3)	Includes 84,749 shares subject to options that will be exercisable as of August 28, 2004.

(4)	Includes 21,833 shares subject to options that will be exercisable as of August 28, 2004.

(5)	Includes 13,333 shares subject to options that will be exercisable as of August 28, 2004.

(6)	Includes 76,749 shares subject to options that will be exercisable as of August 28, 2004.

(7)	Includes 19,833 shares subject to options that will be exercisable as of August 28, 2004.

(8)	Includes 99,415 shares subject to options that will be exercisable as of August 28, 2004.

(9)	Includes 601,286 shares subject to options that will be exercisable as of August 28, 2004.

(10)	Includes 200,079 shares subject to options that will be exercisable as of August 28, 2004.

(11)	Includes 271,666 shares subject to options that will be exercisable as of August 28, 2004.

(12)	Includes 513,506 shares subject to options that will be exercisable as of August 28, 2004.

(13)	Includes 6,122,965 shares subject to options that will be exercisable as of August 28, 2004, including the options described in footnotes (2) - (12).

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16 of the Exchange Act requires Symantec’s directors and officers, and persons who own more than 10% of Symantec’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish Symantec with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms furnished to Symantec and written representation from the executive officers and directors, Symantec believes that all Section 16(a) filing requirements were met in fiscal year 2004, except that Stephen G. Cullen’s Form 4 was not filed in a timely manner in February 2004 and Janice Chaffin’s Form 4 was not filed in a timely manner in January 2004, in each case due to an administrative error. A Form 4 was filed by Mr. Cullen in June 2004 and a Form 4 was filed by Ms. Chaffin in July 2004.

Equity Compensation Plan Information

      The following table gives information about Symantec’s common stock that may be issued upon the exercise of options, warrants and rights under all of Symantec’s existing equity compensation plans as of April 2, 2004:

	Equity Compensation Plan Information

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	36,291,956	$17.35	28,254,304 (2)
Equity compensation plans not approved by security holders	3,478,675 (3)	$10.23	7,578,228 (4)
Total	39,770,631	$16.72	35,832,532

(1)	In July 2004, the Board amended Symantec’s 1998 Employee Stock Purchase Plan to remove the “evergreen” provision whereby the number of shares available for issuance increased automatically on January 1 of each year by 1% of Symantec’s outstanding shares of common stock on each immediately preceding December 31, provided that the aggregate number of shares issued over the term of the plan could not exceed 32 million shares.

(2)	Represents 12,744,893 shares remaining available for future issuance under Symantec’s 1998 Employee Stock Purchase Plan, 250,000 shares remaining available for future issuance under Symantec’s 2002 Executive Officer’s Stock Purchase Plan, 9,789 shares remaining available for future issuance under Symantec’s 2000 Director Equity Incentive Plan, and 15,249,622 shares remaining available for future issuance as stock options under Symantec’s 1996 Equity Incentive Plan.

(3)	Includes approximately 652,379 outstanding options as of April 2, 2003 that were assumed as part of various acquisitions. The weighted average exercise price of these outstanding options was $9.10 as of April 2, 2004. In connection with these acquisitions, Symantec has only assumed outstanding options and rights, but not the plans themselves, and therefore, no further options may be granted under these acquired-company plans.

(4)	Represents shares remaining available for future issuance as stock options under Symantec’s 2001 Non-Qualified Equity Incentive Plan.

Material Features of Equity Compensation Plans Not Approved by Stockholders

2001 Non-Qualified Equity Incentive Plan

      The Board of Directors intends to terminate this plan upon the adoption of the Symantec 2004 Equity Incentive Plan as described in Proposal 3 of this proxy statement.

      Number of Shares Subject to the Plan. A total of 12.0 million shares of common stock are authorized and reserved for issuance under the plan. If an outstanding stock option or award terminates or is forfeited before the option is exercised or the shares subject to the award are issued, or if shares granted under the plan but subject to a right of repurchase by Symantec are forfeited or repurchased by Symantec, those shares will again be available for grant and issuance under the plan. As of April 2, 2004, options to purchase approximately 2,029,000 shares were outstanding under this plan.

      Eligibility for Participation. Options may be granted to employees, officers, directors, consultants, independent contractors and advisors to Symantec, or of any parent, subsidiary or affiliate of Symantec as the board of directors or the Compensation Committee may determine. Symantec’s employees who are not officers, directors or other persons subject to Section 16 of the Securities Exchange Act of 1934 must receive at least 50% of all shares that are available for grant under the plan. A person may be granted more than one award under the plan.

      Terms of Options. Symantec’s Compensation Committee determines many of the terms and conditions of each option granted under the plan, including the number of shares for which the option will be granted, the exercise price of the option and the periods during which the option may be exercised. Each option is evidenced by a stock option agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the plan itself):

•	Vesting and Exercisability: Options and restricted shares become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Compensation Committee in its discretion and as set forth in the related stock option or restricted stock agreement. To date, as a matter of practice, options under the plan have generally been subject to a four-year vesting period. Options terminate ten years or less from the date of grant.

•	Exercise Price: The exercise price, of each option granted, may not be less than 100% of the fair market value of the shares of common stock on the date of the grant.

•	Tax Status: All options granted under the plan are non-qualified stock options.

•	Method of Exercise: The option exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in a number of other forms of consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service or death of the participant. Options granted under the plan generally expire three months after the termination of the optionee’s service to Symantec or a parent or subsidiary of Symantec, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. However, if the optionee is terminated for cause (i.e. for committing an alleged criminal act or intentional tort against Symantec), that optionee’s options expire upon termination.

      Corporate Transactions. In the event of a change of control of Symantec (as defined in the plan) then the buyer may either assume the outstanding awards or substitute equivalent awards. In the event the buyer fails to assume or substitute awards issued under the plan, all awards will expire upon the closing of the transaction.

      Term and Amendment of the Plan. The term of the plan is ten years, commencing on the date the plan was adopted in January 2001, and ending in January 2011. The plan may be amended or terminated without stockholder approval.

1999 Acquisition Plan

      The purpose of this plan was to issue stock options in connection with Symantec’s acquisition of URLabs in September 1999.

      Number of Shares Subject to the Plan. A total of 2 million shares of common stock are authorized and reserved for issuance under the plan. As of April 2, 2004, options to purchase approximately 108,000 shares were outstanding under this plan.

      Eligibility for Participation. Employees, officers, consultants, independent contractors and advisors to Symantec, or of any subsidiary or affiliate of Symantec, are eligible to receive stock options under this plan. Options awarded to officers may not exceed in the aggregate 30% percent of all shares available for grant under the plan.

      Terms of Options. Many of the terms of the options are determined by the Compensation Committee, and are generally the same in all material respects as the terms described above with respect to Symantec’s 2001 Non-Qualified Equity Incentive Plan, except that the 1999 Acquisition Plan does not contain a provision for the expiration of employees’ options upon a termination for cause.

      Term and Amendment of the Plan. The term of the plan is ten years, commencing on the date the plan was adopted in July 1999, and ending in July 2009. The plan may be amended or terminated without stockholder approval.

Non-Qualified Stock Option and Restricted Shares Granted to John W. Thompson, CEO of Symantec

      In accordance with the employment agreement dated April 11, 1999, between Mr. Thompson and Symantec, the Board of Directors approved the issuance of a non-qualified stock option to acquire 800,000 shares of common stock to Mr. Thompson. The option exercise price is 100% of the fair market value on the date of grant. The shares subject to the option vest monthly as to  1/12 of the shares beginning in April 2003 and the option has a term life of ten years. In addition, in April 1999, Symantec entered into a restricted stock purchase agreement with Mr. Thompson pursuant to which he purchased 400,000 shares of common stock for an aggregate purchase price of $1,000. These shares were granted subject to a company right of repurchase which lapsed as to 50% of the shares in April 2000 and as to the remaining shares in April 2001. A non-qualified option to acquire 80,000 shares that was approved for grant to Mr. Thompson on December 20, 1999 was deemed granted on January 1, 2000. The option exercise price is 100% of the fair market value on January 1, 2000. The shares subject to the option vested 25% on January 1, 2001 and 2.0833% each month thereafter. The option has a term life of ten years.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Report of the Compensation Committee on Executive Compensation

      The information contained in the following report of Symantec’s Compensation Committee is not considered to be “soliciting material”, or “filed”, or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

Compensation Committee Policy

      The Compensation Committee acts on behalf of the Board to discharge all of the Board’s responsibilities with respect to all forms of compensation for the Company’s executive officers, to administer the Company’s equity incentive plans, and to produce this annual report. The Compensation Committee reviews and recommends to the Board all compensation arrangements for the executive officers of the Company and determines the overall strategy for employee compensation. The Compensation Committee is composed entirely of independent, non-employee members of the Board. No former employees of the company serve on the Compensation Committee.

      Effective April 1, 2003, the company adopted new annual bonus compensation plans for individuals employed at or above the level of Vice President. These annual incentive plans were in effect during all of fiscal year 2004 and were implemented with the intention of achieving maximum stockholder value.

      The Compensation Committee administers bonus compensation awards to the company’s executive officers in accordance with these incentive plans. The terms of the incentive plans provide that the Board retains the right to alter or cancel one or more of the incentive plans for any reason at any time, and any payments made under the incentive plans are made at the sole discretion of the Board. The Compensation Committee also administers stock option awards to the executive officers in accordance with the company’s stock option plans.

      The Board and the Compensation Committee believe that the compensation of the executive officers, including the CEO, should be based primarily on Symantec’s performance. Consistent with this philosophy, the primary components of the compensation of each executive officer are contingent upon corporate performance, and are adjusted based on such executive officer’s performance against personal performance objectives, and when appropriate, on performance of the division or business unit for which the executive officer is responsible. Each executive officer’s performance for the past fiscal year and the objectives for the current year are reviewed together with the executive officer’s responsibility level, Symantec’s fiscal performance, and relevant division or business unit performance versus objectives and performance targets.

      Symantec obtains executive compensation data from other high technology companies, including high technology companies of a similar size, and based on recommendations made by outside compensation consultants. The companies included in the sample from which this data was derived included companies present in the S&P Information Technology Index (used for purposes of the returns data presented in “Comparison of Cumulative Total Return” below), but the sample was not intended to correlate with this index. For fiscal year 2004, Symantec set target compensation levels for executive compensation based primarily on this survey.

Compensation of Executive Officers Other Than the CEO During Fiscal Year 2004

      For the fiscal year ended April 2, 2004, executive officers received performance based increases in their base salaries which reflected industry standards. Bonuses for the executive officers were paid under the annual incentive plans at the end of the fiscal year. Under these plans, executive officers were eligible to receive an annual bonus at the end of the fiscal year with a target payout of 75% of annual base salary in the case of the President and Chief Operating Officer, and 60% of annual base salary in the case of the other executive officers. During the 2004 fiscal year, the following metrics and weightings were considered in calculating the amount of an executive officer’s annual bonus paid under the annual incentive plans: (a) achievement of targeted annual revenue growth of the company (50% weighting); and (b) achievement of targeted annual earnings per share growth of the company (50% weighting). In fiscal 2004, the company exceeded both the revenue and earnings per share growth targets specified in the executive officers annual incentive plans, and as a result, each executive officer received a bonus in excess of the targeted payout amount. As a result, in fiscal 2004 bonuses to executive officers ranged from 141% to 235% of their annual base salaries.

      Specific performance thresholds for each metric had to be exceeded before the portion of the bonus associated with the respective metric was paid. The bonus target payment for a particular metric was calculated on a linear basis in relation to the percentage of the metric achieved up to 100% of the target amount. An additional bonus was payable for achieving more than 100% of a metric.

      Symantec’s performance with respect to revenues and earnings per share are the primary financial objectives considered in determining compensation for the executive officers.

Stock Options Granted to Executive Officers Other Than the CEO in Fiscal Year 2004

      The Compensation Committee periodically reviews the number of vested and unvested options held by executive officers and makes stock grants to the executives to provide greater incentives to continue employment with Symantec and to strive to increase stockholder value. Stock options typically have been granted to executive officers when the executive first joins Symantec, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. Generally, when making stock option grants for executive officers, the Compensation Committee considers Symantec’s performance during the past year and recent quarters, the responsibility level and performance of the executive officer, prior option grants to the executive officer and the level of vested and unvested options. The stock options generally vest over a four-year period, and have exercise prices equal to the fair market value of Symantec common stock on the date of grant.

      Over the past fiscal year, the Compensation Committee made stock option grants to executive officers, as described in the section entitled “Directors and Management — Compensation of Executive Officers — Option Grants in Fiscal Year 2004.” The general purpose of these grants was to provide greater incentives to these executive officers to continue their employment with Symantec and to strive to increase long-term stockholder value. Specific stock option grants made by the Compensation Committee during fiscal year 2004 were based on past performance, anticipated future contribution and ability to impact corporate and/or business unit results, consistency within the executive’s peer group, prior option grants to the executive officer, the percentage of outstanding equity owned by the executive, the level of vested and unvested options, competitive market practices, and the executive’s responsibilities. Symantec does not set specific target levels for options granted to named executive officers or for the CEO but seeks to be competitive with similar high technology companies. In the fiscal year 2004, the primary factors considered in granting the options to executive officers were the equity stake owned by the executive as a percentage of the company’s outstanding equity, competitive market practices, the executive’s responsibilities, and the executive’s performance.

Fiscal Year 2004 CEO Compensation

      Compensation for the CEO is determined through a process generally similar to that discussed above for other executive officers. The Compensation Committee believes that the CEO’s performance bonuses should be paid solely in relation to the success and strength of Symantec, which is the ultimate measure of CEO effectiveness and aligns CEO compensation to stockholder expectations.

      On April 1, 2004, the salary for the CEO was raised from $750,000 to $800,000 per year, representing a 6.7% increase. The CEO’s last raise was effective April 1, 2002. The Committee elected to give the CEO this increase based on the superior performance of the company, his contributions, and to keep his salary competitive with salaries of peer chief executive officers. In accordance with the Employment Agreement dated April 11, 1999 between Mr. Thompson and Symantec, the Board has agreed that Mr. Thompson’s base salary will be reviewed on an annual basis by the Compensation Committee (and may be increased from time to time in the discretion of the Board), but in no event shall be reduced below $600,000 during Mr. Thompson’s term of employment with the company.

      Under the CEO’s annual Incentive Plan for fiscal year 2004, Mr. Thompson was eligible to receive an annual bonus following the end of the fiscal year with a target payout of 100% of his annual base salary. During the 2004 fiscal year, the following metrics and weightings were considered in calculating the amount of Mr. Thompson’s bonus: (a) achievement of targeted annual revenue growth of the company (50% weighting); and (b) achievement of targeted annual earnings per share growth of the company (50% weighting). Specific thresholds for each metric had to be exceeded before the portion of the bonus associated with the respective metric was paid. The bonus target payment for a particular metric was calculated on a linear basis in relation to the percentage of the metric achieved up to 100% of the target amount. An additional bonus was payable for achieving more than 100% of a metric. Overall, Mr. Thompson earned an aggregate bonus of $1,762,500 for the 2004 fiscal year due to substantial overachievement on both the revenue growth and earnings per share objectives.

Stock Options Granted to the CEO in Fiscal Year 2004

      The Committee periodically reviews the number of vested and unvested options held by the CEO and makes stock option grants to the CEO to provide appropriate incentives to him to continue his employment with Symantec and to strive to increase the value of Symantec common stock. In fiscal year 2004, despite the extremely high level of performance of the CEO, as reflected in the bonus award, the Committee elected not to award an option grant to the CEO. After careful consideration, the Committee felt that grants made in previous years were achieving the objective of aligning stockholder interests and of retaining the CEO and providing the proper level of reward (see “Directors and Management — Compensation of Executive Officers — Option Grants in Fiscal Year 2004”).

Tax Law Limits on Executive Compensation

      The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the U.S. Internal Revenue Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. Symantec believes that it is in the best interests of its stockholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. Consistent with this objective, Symantec last year sought and received shareholder approval of its senior executive incentive plan covering fiscal year 2005 and future years thereafter. However, since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that Symantec may enter into compensation arrangements under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation. In this regard, certain payments under the company’s incentive plans and compensation resulting from a portion of the stock awards to Mr. Thompson in prior fiscal years may not be deductible under Section 162(m). Furthermore, certain amounts paid under the company’s bonus plans have been, and may in the future be, subject to this same limitation.

Stock Ownership Guidelines and Equity Plan Philosophy

      The Company’s stock ownership guidelines are designed to increase executives’ equity stakes in the company and to more closely align executives’ interests with those of our stockholders. The current ownership guidelines are 20,000 shares for each executive officer.

      Over the past three years, Symantec has taken specific actions that reflect corporate responsibility and our desire to decrease the total dilution experienced by stockholders as a result of our equity plans. As part of this effort, in July 2004, the Board eliminated the “evergreen” provision in Symantec’s 1998 Employee Stock Purchase Plan whereby the number of shares available for issuance increased automatically on January 1 of each year by 1% of Symantec’s outstanding shares of common stock. At the same time, Symantec remains focused on attracting and retaining key personnel to help us solidify our position as the world leader in Internet security solutions. In an attempt to lower overall dilution and effectively use our option pool, we have lowered the yearly burn rate in the last three consecutive years, reducing the annual rate down from 8% to 3% over this period. Burn rate in this context is defined as total shares granted as a percentage of total common stock outstanding at the end of the period reviewed. During this time our total dilution overhang has decreased from 28% to 20%. Overhang in this context is defined as all outstanding and available shares for all plans as a percentage of total common stock outstanding at the end of the period reviewed.

By: The Compensation Committee of the Board of Directors:

Daniel Schulman (Chairman)
David Mahoney
George Reyes

Date: April 2, 2004

Compensation Committee Interlocks and Insider Participation

      Symantec’s Compensation Committee currently consists of Daniel H. Schulman, David Mahoney, George Reyes and Franciscus Lion. From April 2003 to May 2003 the Compensation Committee consisted of Tania Amochaev, Daniel H. Schulman and former director Per-Kristian Halvorsen. From May 2003 to March 2004 the Compensation Committee consisted of David Mahoney, George Reyes, Daniel H. Schulman and former directors William Owens and Per-Kristian Halvorsen. In March and May of 2004, former directors William Owens and Per-Kristian Halvorsen stepped down from the Compensation Committee, and in April 2004 Franciscus Lion was appointed to the Compensation Committee. None of the members of Symantec’s Compensation Committee in fiscal year 2004 has ever been an officer or employee of Symantec or any of its subsidiaries, and none have any “Related Transaction” relationships with Symantec of the type that is required to be disclosed under Item 404 of Regulation S-K. None of Symantec’s executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on Symantec’s Board of Directors or Compensation Committee during the fiscal year ended April 2, 2004.

Summary of Cash and Certain Other Compensation

      The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Symantec and its subsidiaries during each of the fiscal years ended on or about March 31, 2004, 2003 and 2002 by Symantec’s Chief Executive Officer and Symantec’s four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the fiscal year ended April 2, 2004. This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, as applicable, whether paid or deferred. Symantec does not grant stock appreciation rights and has no other long-term compensation benefits except for those mentioned in the tables below. The numbers of shares underlying stock options reflects the two-for-one stock splits effected as stock dividends as of January 17, 2002 and November 5, 2003.

Summary Compensation Table

							Long Term
							Compensation
							Awards

							Securities
	Annual Compensation				Other Annual		Underlying	All Other
					Compensation		Options	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	($)(1)		(#)	($)(2)

John W. Thompson	2004	750,000		1,762,500	195,144	(3)	—	6,803
Chairman of the Board of	2003	750,000		2,017,500	239,845	(4)	—	—
Directors and Chief Executive	2002	700,000		481,250	118,629	(5)	2,000,000	—
Officer
John Schwarz	2004	500,000		881,250	35,154	(6)	150,000	7,266
President and Chief	2003	450,000		772,200	97,775	(7)	150,000	—
Operating Officer	2002	119,422	(8)	114,758	26,810	(7)	1,000,000	—
Greg Myers	2004	375,000		528,750	48,639	(9)	80,000	7,003
Chief Financial Officer,	2003	340,006		472,872	52,606	(9)	200,000	—
Senior VP of Finance	2002	325,000		161,484	23,460	(9)	180,000	—
Gail Hamilton	2004	435,000		613,350	106,086	(10)	80,000	10,108
Executive VP and General	2003	425,000		587,265	126,017	(11)	—	—
Manager, Global Services and	2002	425,000		302,109	141,650	(11)	270,000	—
Support
Dieter Giesbrecht	2004	340,000		479,400	62,415	(12)	76,000	—
Senior VP and General	2003	330,000		450,054	155,743	(13)	—	—
Manager, Enterprise	2002	330,000		156,544	170,793	(13)	195,000	—
Administration Business Unit

(1)	Includes health and life insurance premiums paid by the company.

(2)	Represents 401(k) matching contribution made by the company.

(3)	Includes $142,902 which represents the difference between (a) the amount paid by Mr. Thompson for use of the company’s jet in the 2004 fiscal year pursuant to the IRS stated rate for airplane usage, and (b) the estimated actual cost of such usage to the company.

(4)	Includes $51,450 of interest forgiven in the 2003 fiscal year and $119,389 which represents the difference between (a) the amount paid by Mr. Thompson for use of the company’s jet in the 2003 fiscal year pursuant to the IRS stated rate for airplane usage, and (b) the estimated actual cost of such usage to the company.

(5)	Includes $85,750 of interest forgiven in the 2002 fiscal year.

(6)	Includes an auto allowance of $18,000 for the 2004 fiscal year.

(7)	Includes $57,193 and $20,345 of housing rental reimbursement payments (plus “tax gross-up”) in the 2003 and 2002 fiscal years, respectively.

(8)	Mr. Schwarz joined Symantec in January 2002.

(9)	Includes an auto allowance of $18,000, $18,000 and $18,360 in the 2004, 2003 and 2002 fiscal years, respectively.

(10)	Includes a housing rental reimbursement payment of approximately $60,000, an auto allowance of $18,000 for the 2004 fiscal year.

(11)	Includes approximately $84,307 and $110,011 of housing rental reimbursement payments (plus “tax gross-up”) in the 2003 and 2002 fiscal years, respectively.

(12)	Includes an auto allowance of $18,000 and payment of relocation expenses of $15,030 for the 2004 fiscal year.

(13)	Includes $91,533 and $108,487 of mortgage assistance in the 2003 and 2002 fiscal years, respectively.

Stock Options

      The following table sets forth further information regarding individual grants of options to purchase Symantec common stock during the fiscal year ended April 2, 2004 to each of the executive officers named in the Summary Compensation Table above. All grants were made pursuant to the 1996 Plan, with an exercise price equal to the fair market value of Symantec common stock on the date of grant. Generally, 25% of the original grant becomes exercisable upon the first anniversary of the grant, with the remainder vesting pro rata on a monthly basis over the remaining term of the grant. Options lapse after ten years or, if earlier, 3 months after termination of employment. The percentage of total options granted is based on an aggregate of 9,250,193 options granted to employees in the 2004 fiscal year.

      The table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the SEC and do not represent Symantec’s estimate or projection of future Symantec common stock prices. Actual gains, if any, on option exercises are dependent on the future performance of Symantec’s common stock. There can be no assurances that the potential realizable values shown in this table will be achieved.

Option Grants in Fiscal Year 2004

	Individual Grants
					Potential Realizable Value at
		% of Total			Assumed Annual Rates of
	# of Shares	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees In	Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5%	10%

John W. Thompson	—	—	—	—	—	—
John Schwarz	150,000	1.6%	$29.24	9/4/13	$2,758,332	$6,990,154
Greg Myers	80,000	0.9%	$29.24	9/4/13	$1,471,110	$3,728,082
Gail Hamilton	80,000	0.9%	$29.24	9/4/13	$1,471,110	$3,728,082
Dieter Giesbrecht	76,000	0.8%	$29.24	9/4/13	$1,397,555	$3,541,678

Option Exercises and Holdings

      The following table provides information concerning stock option exercises by each of the executive officers named in the Summary Compensation Table above during the fiscal year ended April 2, 2004 and information concerning unexercised options held by these officers at the end of the fiscal year. The value realized represents the difference between the aggregate fair market value of the shares on the date of exercise less the aggregate exercise price paid. The value of unexercised in-the-money options is based on the closing price of Symantec common stock on April 2, 2004 of $46.96 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.

Aggregate Option Exercises in Fiscal Year 2004 and April 2, 2004 Option Values

			Number of Shares	Value of Unexercised
			Underlying Unexercised	In-The-Money Options at
	Acquired on	Value	Options at Fiscal Year End	Fiscal Year End ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

John W. Thompson	824,040	$21,115,803	3,657,214/ 1,718,750	$139,039,330/ $54,233,498
John Schwarz	43,000	$1,075,284	581,999/ 675,001	$18,012,607/ $18,928,875
Greg Myers	331,994	$7,383,403	137,580/ 350,000	$4,121,211/ $9,338,152
Gail Hamilton	685,000	$5,980,599	201,875/ 273,125	$6,595,689/ $7,898,494
Dieter Giesbrecht	108,158	$2,488,547	484,027/ 218,815	$16,943,425/ $6,132,446

Employment, Severance and Change of Control Agreements

      In accordance with an Employment Agreement dated April 11, 1999 between Mr. Thompson and Symantec, the Board granted Mr. Thompson an initial base salary of $600,000 and agreed that his base salary will be reviewed on an annual basis by the Committee (and may be increased from time to time in the discretion of the Board), but in no event will be reduced below $600,000 during Mr. Thompson’s term of employment with the company. Pursuant to the agreement, Mr. Thompson was granted stock options to acquire 4,000,000 shares of Symantec common stock, which options vest over a five-year period and are exercisable at $3.25 per share. Also pursuant to the agreement, Mr. Thompson received 400,000 shares of restricted Symantec common stock for a purchase price equal to $1,000, or $0.0025 per share (the split-adjusted par value of the common stock). These shares of restricted stock were subject to reverse vesting over a two-year period, and were fully vested in April 2001. In the event Mr. Thompson resigns with good reason (i.e. material reduction in responsibilities, position or salary) or is terminated without cause (as defined in the agreement), he is entitled to a severance payment equal to twice his annual base salary, the vesting of his outstanding options will be accelerated by two years and the payment of COBRA premiums for the maximum period permitted by law. If the termination occurs within a year of a change of control, the outstanding options will accelerate in full.

      On December 26, 2001, Symantec entered into a letter agreement with John Schwarz, President and Chief Operating Officer, outlining the terms and conditions of Mr. Schwarz’s future employment with the company. Under the terms of the letter agreement, Mr. Schwarz was awarded a base salary of $450,000, and a bonus with a target payout of 75% of Mr. Schwarz’s base salary (based on company and individual performance). Mr. Schwarz’s base salary may be reviewed on an annual basis by the Compensation Committee following a focal review. In addition, Symantec agreed to provide Mr. Schwarz with furnished executive dwellings for up to 12 months in anticipation of Mr. Schwarz’s relocation and to cover related expenses. If Mr. Schwarz is terminated without cause (as defined in the letter agreement), he will be entitled to a severance payment in the amount of 12 months of his base salary at the time of termination, net of tax withholding. Mr. Schwarz is also eligible to participate in the company’s standard executive benefit and compensation plans and will receive a monthly car allowance. Under the terms of the letter agreement, Mr. Schwarz also received options to purchase 1,000,000 shares of Symantec common stock which vest over a four-year period and are exercisable at the fair market value of the date of the grant.

      In January 2001, the Board of Directors approved the 2001 Executive Retention Plan, to deal with employment termination resulting from a change in control of the company. The plan was modified by the Board in July 2002. Under the terms of the plan, the vesting of all options granted to the members of Symantec’s Management Committee would accelerate in full upon a change of control of the company (as defined in the plan) followed by termination without cause or constructive termination by the acquirer within 12 months after the acquisition.

      Please also see the “Compensation Committee Report” for descriptions of Symantec’s annual incentive plan for executive officers.

Related Party Transactions

      Symantec has adopted a relocation program to assist senior managers required to relocate in connection with their employment duties. Pursuant to that program, in March 2003, Symantec engaged the services of a relocation company to purchase and sell the former residence of John Schwarz, President and Chief Operating Officer, on behalf of Symantec. The relocation company purchased the home from Mr. Schwarz in June 2003 for $1,297,500. The relocation company ultimately sold the home in August 2003 for $1,270,000. Symantec covered the realized loss of $27,500 on the sale of the house.

      Symantec has adopted provisions in its certificate of incorporation and by-laws that limit the liability of its directors and provide for indemnification of its officers and directors to the full extent permitted under Delaware law. Under Symantec’s Certificate of Incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Symantec or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors, including such conduct during a merger or tender offer. In addition, Symantec has entered into separate indemnification agreements with its directors and officers that could require Symantec, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. Such provisions do not, however, affect liability for any breach of a director’s duty of loyalty to Symantec or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Such limitation of liability also does not limit a director’s liability for violation of, or otherwise relieve Symantec or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

REPORT OF THE AUDIT COMMITTEE

      The information contained in the following report of Symantec’s Audit Committee is not considered to be “soliciting material”, or “filed”, or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

      The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter adopted by the Board on July 21, 2003, replacing the original written charter adopted on July 20, 2000. The Audit Committee oversees the company’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

      The Audit Committee reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees.” In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by professional standards. The Audit Committee also reviewed the independence letter from the independent auditors required by professional standards.

      The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 2, 2004 for filing with the SEC.

By: The Audit Committee of the Board of Directors:

Tania Amochaev
William T. Coleman
David Mahoney
Robert S. Miller
George Reyes (Chairman)

STOCK PERFORMANCE GRAPHS

The information contained in the following charts entitled “Comparison of Cumulative Total Return” is not considered to be “soliciting material”, or “filed”, or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

COMPARISON OF CUMULATIVE TOTAL RETURN

March 31, 1999 to March 31, 2004

      The graph below compares the cumulative total stockholder return on Symantec common stock from March 31, 1999 to March 31, 2004 with the cumulative total return on the S&P 500 Composite Index and the S&P Information Technology Index over the same period (assuming the investment of $100 in Symantec common stock and in each of the other indices on March 31, 1999, and reinvestment of all dividends, although no dividends other than stock dividends have been declared on Symantec common stock). The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Symantec common stock.

	3/99	3/00	3/01	3/02	3/03	3/04

Symantec	100.00	443.54	246.87	486.61	462.64	1,093.43
S&P 500	100.00	117.94	92.38	92.60	69.67	94.14
S&P Information Technology	100.00	180.89	69.76	64.60	43.50	62.67

COMPARISON OF CUMULATIVE TOTAL RETURN

June 23, 1989(1) to March 31, 2004

      The graph below compares the cumulative total shareholder return on Symantec common stock from June 23, 1989 (the date of Symantec’s initial public offering) to March 31, 2004 with the cumulative total return on the S&P 500 Composite Index and the S&P Information Technology Index over the same period (assuming the investment of $100 in Symantec common stock and in each of the other indices on June 30, 1989, and reinvestment of all dividends, although no dividends other than stock dividends have been declared on Symantec common stock). Symantec has provided this additional data to provide the perspective of a longer time period which is consistent with Symantec’s history as a public company. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Symantec common stock.

	6/89	3/90	3/91	3/92	3/93	3/94	3/95	3/96	3/97	3/98	3/99	3/00	3/01	3/02	3/03	3/04

Symantec	100.00	173.91	419.57	743.48	223.91	271.74	400.00	223.91	247.83	468.48	294.57	1,306.52	727.17	1,433.39	1,360.42	3220.87
S&P 500	100.00	108.97	124.68	138.45	159.53	161.88	187.08	247.14	296.14	438.82	519.18	612.35	479.60	480.77	361.71	491.53
S&P Information Technology	100.00	103.71	123.80	131.95	152.45	179.84	240.28	315.19	452.33	728.39	122.45	2478.30	968.85	907.18	609.10	904.09

(1)	Symantec’s initial public offering was on June 23, 1989. Data is shown beginning June 30, 1989 because data for cumulative returns on the S&P 500 and the S&P Information Technology indices are available only at month end.

STOCKHOLDER PROPOSALS

      Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Symantec’s bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the company. To be timely for the 2005 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the company at the principal executive offices of the company between June 17, 2005 and July 17, 2005. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Symantec’s bylaws.

      Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the company’s 2005 Annual Meeting of Stockholders must be received by the company not later than April 11, 2005 in order to be considered for inclusion in the company’s proxy materials for that meeting.

OTHER BUSINESS

      The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise or come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

AVAILABLE INFORMATION

      Symantec is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information filed by Symantec can be inspected and copies at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., as well as the regional offices of the SEC located at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois, and 233 Broadway, New York, New York. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Symantec’s common stock is listed on the Nasdaq National Market. Reports and other information concerning Symantec are available for inspection at the National Association of Securities Dealers, Inc. at 9513 Key West Avenue, Rockville, Maryland 20850. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

ANNEX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Adopted July 21, 2003

Purpose:

      The Audit Committee is a standing committee of the Board of Directors (the “Board”) of Symantec Corporation (the “Company”). The Audit Committee’s principal functions are to:

•	monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company’s independent auditors, the Company’s financial and senior management and the Company’s internal audit function;

•	review and evaluate the independence and performance of the Company’s independent auditors;

•	facilitate communication among the Company’s independent auditors, the Company’s financial and senior management and the Board.

      In order to serve these functions, the Audit Committee shall have unrestricted access to Company personnel and documents, shall have authority to direct and supervise an investigation into any matters within the scope of its duties, and shall have authority to retain such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities.

      While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company’s policies and procedures.

Membership:

      The Audit Committee will be composed of at least three members of the Board, with the exact number being determined by the Board. Each member of the Audit Committee shall be “independent” as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the “Rules”), except as otherwise permitted by such Rules. Each member of the Audit Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Audit Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules. Audit Committee members shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as an Audit Committee member. All members will be appointed by and serve at the pleasure of the Board.

Responsibilities:

      In meeting its responsibilities, the Audit Committee is expected to:

1. Review the Company’s quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

2. Review the Management’s Discussion and Analysis section of the Company’s Forms 10-Q and 10-K prior to filing with the SEC and discuss with management and the independent auditors.

3. In connection with the Audit Committee’s review of the annual financial statements:

•	Discuss with the independent auditors and management the financial statements and the results of the independent auditor’s audit of the financial statements.

•	Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

4. Recommend to the Board of Directors whether the annual financial statements should be included in the annual Report on Form 10-K, based on (i) the Audit Committee’s review and discussion with management of the annual financial statements, (ii) the Audit Committee’s discussion with the independent auditors of the matters required to be discussed by SAS 61, and (iii) the Audit Committee’s review and discussion with the independent auditors of the independent auditors’ independence and the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1.

5. In connection with the Audit Committee’s review of the quarterly financial statements:

•	Discuss with the independent auditors and management the results of the independent auditors’ SAS 71 review of the quarterly financial statements.

•	Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

6. In connection with the Audit Committee’s review of the quarterly and annual financial statements, discuss with management and the independent auditors the Company’s selection, application and disclosure of critical accounting policies, any significant changes in the Company’s accounting policies and any proposed changes in accounting or financial reporting that may have a significant impact on the Company.

7. Discuss any comments or recommendations of the independent auditors or financial reporting that may have a significant impact on the Company.

8. Discuss with independent auditors and management their periodic reviews of the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

9. Consult with the independent auditors at least once per quarter out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

10. Review on an annual basis the internal audit function of the Company, including the independence and authority of its reporting obligations and the coordination of the Company’s internal audit consultants and/or personnel with the Company’s independent auditors.

11. Review the independence, performance, experience and qualifications of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors when appropriate.

12. Communicate with the Company’s independent auditors about the Company’s expectations regarding its relationship with the auditors, including the following: (i) the independent auditors’ ultimate accountability to the Board and the Audit Committee, as representatives of the Company’s stockholders;

and (ii) the ultimate authority and responsibility of the Board and Committee to select, evaluate and, where appropriate, replace the independent auditors.

13. Review and approve processes and procedures to ensure the continuing independence of the Company’s independent auditors. These processes shall include obtaining and reviewing, on at least an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships, discussing the relationships with the independent auditors and discontinuing any relationships that the Audit Committee believes could compromise the independence of the auditors. These processes shall also include consideration of whether fees billed for information technology services and other non-audit services are compatible with maintaining the independence of the auditors.

14. Review the independent auditors’ audit plan.

15. Approve the fees and other significant compensation to be paid to the independent auditors.

16. Review on at least a quarterly basis the status of any legal matters that could have a significant impact on the Company’s financial statements.

17. Annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

18. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Audit Committee’s responsibilities.

19. Review and reassess the adequacy of the Audit Committee’s charter at least annually. Submit the charter to the Company’s Board of Directors for review and approval and include a copy of the charter as an appendix to the Company’s proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

20. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company’s Common Stock is listed, and perform other activities that are consistent with this charter, the Company’s Bylaws and governing laws, as the Audit Committee or the Board deems necessary or appropriate.

21. Develop and maintain processes for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including provisions to allow such complaints to be submitted by the Company’s employees on an anonymous basis.

Meetings:

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. Except as otherwise provided by the Board, the Audit Committee may make, alter and repeal rules for the conduct of its business. In the absence of such rules, the Audit Committee shall conduct its business in the same manner as the Board conducts its business pursuant to the bylaws of the Company.

Communication Between Meetings:

      The Chief Financial Officer and such other employees of the Company as may be desirable will communicate with the Chairman of the Audit Committee between meetings as requested. In addition, the Chief Financial Officer will keep the Chairman of the Audit Committee informed of all material matters related to the responsibilities of the Audit Committee which the Chief Financial Officer believes need to be known by the Chairman of the Audit Committee prior to the next regularly scheduled meeting.

ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
SYMANTEC CORPORATION
(a Delaware corporation)

As Proposed to be Amended

ARTICLE 1

      The name of the corporation is Symantec Corporation.

ARTICLE 2

      The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the County of Newcastle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE 4

      4.1 Classes of Stock. This corporation is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock.” Each share of Common Stock and each share of Preferred Stock shall have a par value of $0.01. The total number of shares which the corporation is authorized to issue is one billion six hundred and one million (1,601,000,000). One billion six hundred million (1,600,000,000) shares shall be Common Stock and one million (1,000,000) shares shall be Preferred Stock.

      4.2 Rights, Privileges and Restrictions. The rights, privileges and restrictions of the Common Stock shall be set forth in this Article 4.

      4.3 Preferred Stock Series Determination. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to provide for the issuance of such shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

      4.4 Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of record of Common Stock shall have one vote in respect of each share of stock held by the holder of the books of the corporation. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of Common Stock shall be filled by the vote or written consent of the holders of such Common Stock or, in the absence of action by such holders, such vacancy shall be filled by action of the remaining directors. A director elected by the holders of Common Stock may be removed from the Board of Directors with or without cause by the vote or consent of the holders of such Common Stock, as provided by the Delaware General Corporation Law. For the purpose hereof, “control” (including the correlative meanings, the terms “controlled by” and “under common control of”) as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person through the ownership of voting securities, by contract or otherwise.

B-1

      4.5 Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its stockholders.

      4.6 Dividends. The holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

ARTICLE 5

      The stockholders of the corporation holding a majority of the corporation’s outstanding voting stock shall have the power to adopt, amend or repeal Bylaws. The Board of Directors of the corporation shall also have the power to adopt, amend or repeal Bylaws of the corporation, except as such power may be expressly limited by Bylaws adopted by the stockholders.

ARTICLE 6

      Election of the Directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE 7

      A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Any repeal or modification of the foregoing provisions of this Article 7 shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

B-2

ANNEX C

SYMANTEC CORPORATION

2004 EQUITY INCENTIVE PLAN
As Adopted by the Board on July 20, 2004

      1.  Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Stock Appreciation Rights, Restricted Stock Units, and Restricted Stock Awards. Capitalized terms not defined in the text are defined in Section 24.

      2.     Shares Subject to the Plan.

      2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be nine million (9,000,000) Shares plus (i) the number of shares of the Company’s Common Stock reserved under the Company’s 1996 Equity Incentive Plan (the “Prior Plan”) that are not subject to outstanding awards under the Prior Plan upon its termination, and (ii) the number of shares of Common Stock that are released from, or reacquired by the Company from, awards outstanding under the Prior Plan upon its termination. No more than ten percent (10%) of the Shares shall be issued as Restricted Stock Awards. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued; will again be available for grant and issuance in connection with future Awards under this Plan. No more than ninety million (90,000,000) Shares shall be issued as ISOs. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options and Restricted Stock Awards granted under this Plan and all other outstanding Awards granted under this Plan.

      2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the number of Shares that may be granted pursuant to Sections 3 and 6 below, and (d) the Purchase Price and number of Shares subject to other outstanding Awards, including Restricted Stock Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

      3.     Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction; and provided further, that unless otherwise determined by the Board, non-employee directors shall receive Options only pursuant to the formula award provisions set forth in Section 6. No person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan, pursuant to the grant of Awards hereunder, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment, of which no more than 600,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units. For purposes of these limits, each

Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

      4.     Administration.

      4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, except as provided in Section 6, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) amend any option agreements executed in connection with this Plan;

(k) determine whether an Award has been earned; and

(l) make all other determinations necessary or advisable for the administration of this Plan.

      4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

      4.3 Section 162(m) Requirements. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, all of who are Outside Directors.

      5.     Options. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option

Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options; provided however, that options granted to non-employee directors pursuant to Section 6 shall remain exercisable for a period of seven (7) months following the non-employee director’s termination as a director or consultant of the Company or any Affiliate.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (b) notwithstanding anything to the contrary elsewhere in the Plan, the Company will not reprice Options issued under the Plan by lowering the Exercise Price of a previously granted Award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower Exercise Price, without prior approval of the Company’s stockholders.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

      6. Formula for Non-Employee Director Option Grants and Vesting.

      6.1 Grant of Formula Option. Following the final automatic grant of stock options under the Prior Plan, Options shall be granted to non-employee directors of the Company or any Affiliate (“non-employee directors”) during the term of this Plan as follows: (i) to the extent that a stock option has not already been granted to a non-employee director during the fiscal year of the Company in which such director becomes a director, a NQSO to purchase 20,000 shares will automatically be granted to such director upon such director’s joining the Board, (ii) a NQSO to purchase 12,000 shares will be granted to each non-employee director, other than a non-employee director acting as the Chairman of the Board on the day after the Annual Meeting of Stockholders, provided that no such grant shall be made to a director within six months of the initial grant to such director [and with the exception that the award grant to a continuing director following the Annual Meeting of Stockholders in September 2006 shall be 6,000 shares], and (iii) a NQSO to purchase 20,000 shares will be granted each year to the non-employee director acting as the Chairman of the Board on the day after the Annual Meeting of Stockholders, provided, that no such grant shall be made to a director within six months of the initial grant to such director. Only non-employee directors who are neither an employee of the Company nor the holder of more than one percent of the Shares or a representative of any such stockholder shall be eligible for a formula option grant.

      6.2 Exercise Period for Formula Options. A non-employee director may exercise a granted option in whole or in part for any Vested Shares, as determined in accordance with Section 6.3 hereof; provided, however, that the option shall expire and terminate on the tenth anniversary of the date of grant, or earlier in accordance with the provisions of this Plan.

      6.3 Vesting of Formula Options. Twenty-five percent (25%) of the Shares shall vest on the First Vesting Date, as specified in the Stock Option Grant, with the remaining Shares vesting at the rate of 2.0833% of the total Shares per month over the subsequent three years (each a “Succeeding Vesting Date”) provided that the non-employee director provides services to the Company or a Parent, Subsidiary or Affiliate of the Company on the First Vesting Date and on each Succeeding Vesting Date thereafter. Shares that are vested pursuant to the vesting schedule set forth in this Section 6.3 are “Vested Shares” and are exercisable hereunder.

      7. Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to issue to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

7.1 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a written agreement (the “Restricted Stock Purchase Agreement”), which will be in substantially a form (which need not be the same for each Participant) that the Committee shall from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company the Restricted Stock Purchase Agreement, and full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award in this manner within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

7.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted, provided that the Exercise Price of any Restricted Stock Award to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment of the Purchase Price must be made in accordance with Section 8 of this Plan and as permitted in the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company.

7.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company and/or upon completion of the performance goals as set out in advance in the Participant’s Restricted Stock Purchase Agreement, which shall be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.4 Termination During Performance Period. Restricted Stock Awards shall cease to vest immediately if a Participant is Terminated during a Performance Period for any reason, unless the Committee determines otherwise, and any unvested Shares subject to such Restricted Stock Awards shall be subject to the Company’s right to repurchase such Shares, as described in Section 12 of this Plan, if and as set forth in the applicable Restricted Stock Purchase Agreement.

      8. Restricted Stock Units. A Restricted Stock Unit (or RSU) is an award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). A RSU may be awarded for past services already rendered to the Company, or any Affiliate, Parent or Subsidiary of the Company pursuant to an Award Agreement (the “RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:

8.1 Terms of RSUs. RSUs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Affiliate, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each RSU including, without limitation: the number of Shares subject to each RSU, the time or times during which each RSU may be exercised, the consideration to be distributed on settlement, and the effect on each RSU of its holder’s Termination. A RSU may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the RSU is being earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each RSU; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.2 Form and Timing of Settlement. The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

      9. Stock Appreciation Rights. A Stock Appreciation Right (or SAR) is an award that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of settlement over the Exercise Price and the number of Shares with respect to which the SAR is being settled. A SAR may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:

9.1 Terms of SARs. SARs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each SAR including, without limitation: the number of Shares deemed subject to each SAR, the time or times during which each SAR may be settled, the consideration to be distributed on settlement, and the effect on each SAR of its holder’s Termination. A SAR may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the SAR is being earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each SAR; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the SAR. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the SARs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

9.2 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

      10. Payment for Share Purchases. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

(d) by waiver of compensation due or accrued to the Participant for services rendered; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

      11. Withholding Taxes.

      11.1     Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

      11.2     Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee.

      12. Privileges of Stock Ownership; Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price.

      13. Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. All Awards shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

      14. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Exercise Price or Purchase Price, as the case may be. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

      15. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

      16. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree. This Section shall not be construed to defeat the approval requirements of Section 5.9 for any repricing of Options.

      17. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

      18. Corporate Transactions.

      18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards); provided that all formula option grants, pursuant to Section 6, shall accelerate and be fully vested upon such merger, consolidation or corporate transaction and to the extent unexercised shall terminate upon such merger, consolidation or corporate transaction. In the event such successor corporation (if any) fails to assume or substitute Awards pursuant to a transaction described in this Subsection 18.1, all such Awards will expire on such transaction at such time and on such conditions as the Board shall determine.

      18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

      18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

      19. No Obligation to Employ; Accelerated Expiration of Award for Harmful Act. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause. Notwithstanding anything to the contrary herein, if a Participant is Terminated because of such Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, Participant’s Awards shall not be exercisable and shall expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.

      20. Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of this Plan or any amendment increasing the number of Shares subject to this Plan is not obtained, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.

      21. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.

      22. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, or change the designation of employees or class of employees eligible for participation in this Plan.

      23. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

      24. Definitions. As used in this Plan, the following terms will have the following meanings:

“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control”

(including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any award under this Plan, including any Option, Stock Appreciation Right, Restricted Stock Unit, or Restricted Stock Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

“Company” means Symantec Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, and in the case of a Stock Appreciation Right the value specified on the date of grant that is subtracted from the Fair Market Value when such Stock Appreciation Right is settled.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the last trading day prior to the date of determination as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in The Wall Street Journal; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Outside Director” shall mean a person who satisfies the requirements of an “outside director” as set forth in regulations promulgated under Section 162(m) of the Code.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(1) Net revenue and/or net revenue growth;

(2) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3) Operating income and/or operating income growth;

(4) Net income and/or net income growth;

(5) Earnings per share and/or earnings per share growth;

(6) Total stockholder return and/or total stockholder return growth;

(7) Return on equity;

(8) Operating cash flow return on income;

(9) Adjusted operating cash flow return on income;

(10) Economic value added; and

(11) Individual business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.

“Plan” means this Symantec Corporation 2004 Equity Incentive Plan, as amended from time to time.

“Purchase Price” means the price to be paid for Shares acquired under this Plan pursuant to an Award other than an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 7.

“Restricted Stock Unit” or “RSU” means an award of Shares pursuant to Section 8.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Appreciation Right” or “SAR” means an Award, granted pursuant to Section 9.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

ANNEX D

SYMANTEC CORPORATION

2000 DIRECTOR EQUITY INCENTIVE PLAN, AS AMENDED
As Proposed to be Amended

      1.     Purpose. The purpose of this Symantec Corporation 2000 Directors Equity Incentive Plan (the “Plan”) is to provide members of the Board of Directors (the “Board”) of Symantec Corporation (the “Company”) with an opportunity to receive Common Stock of the Company for all or a portion of the retainer payable to each Director of the Company (the “Retainer”).

      2.     Stock Issuance. Subject to the approval of this Plan by the Stockholders of the Company, not less than 50% of the Retainer payable to each Director of the Company, currently set at $50,000 per year, shall be payable in the form of an award of unrestricted, fully-vested shares of Common Stock of the Company (the “Stock”).

      3.     Election by Directors. Each Director shall, at the first meeting of the Board held after Stockholder approval of this Plan and thereafter at the first meeting of the Board held in each fiscal year beginning with fiscal year 2002, elect to receive up to all of the Retainer payable to such Director in the form of Stock. Each Director shall specify what portion, from 50% to 100%, of the Retainer shall be paid to such Director in Stock; provided, that if no election is made by a Director at such meeting, such Director shall be deemed to have elected to receive 50% of the Retainer in Stock.

      4.     Amount of Stock. The number of shares of Stock to be issued each year to each Director pursuant to this Plan shall be the portion of the Retainer for such year which the Director has elected (or deemed to have elected) to be paid in Stock, divided by the fair market value of the Common Stock of the Company on the date such election is made (or deemed to have been made) by such Director.

      5.     Number of Shares. The total number of shares reserved for issuance under the Plan shall be 50,000 shares of Common Stock. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of shares reserved for issuance under this Plan, and (b) the Stock subject to outstanding awards under this Plan, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a share of Stock will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a share or will be rounded up to the nearest whole share, as determined by the Administrator (defined below).

      6.     Administration of Plan. This Plan shall be administered by the Board of Directors of the Company or by a committee of at least two Board members to which administration of the Plan is delegated by the Board (in either case, the “Administrator”). The Administrator shall ratify and approve all awards of Stock to the Directors pursuant to this Plan. All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

      7.     Amendment to the Plan. The Board may at any time amend, alter, suspend or discontinue this Plan. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless such amendment would increase the number of shares of Stock issuable under this Plan.

D-1

PROXY

SYMANTEC CORPORATION

WORLD HEADQUARTERS
20330 STEVENS CREEK BOULEVARD
CUPERTINO, CALIFORNIA 95014

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) appoints Gregory Myers and Arthur F. Courville, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Symantec Corporation (“Symantec”) that are held of record by the undersigned as of July 20, 2004, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Symantec to be held on September 15, 2003, at Symantec Corporation, World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California, at 8:00 a.m., (Pacific Time), and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

SEE REVERSE
SIDE

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1.	Proposal to elect the following directors;

NOMINEES: (01) Tania Amochaev, (02) William Coleman,
(03) Franciscus Lion, (04) David Mahoney,
(05) Robert S. Miller, (06) George Reyes,
(07) Daniel H. Schulman and (08) John W. Thompson

FOR ALL NOMINEES	[ ]	[ ]	WITHHELD FROM ALL NOMINEES

[ ]
          For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Adoption of Symantec’s Amended and Restated Certificate of Incorporation:	[ ]	[ ]	[ ]
3.	Adoption of Symantec’s 2004 Equity Incentive Plan:	[ ]	[ ]	[ ]
4.	Amendment of Symantec’s 2000 Director Equity Incentive Plan:	[ ]	[ ]	[ ]
5.	Ratification of the selection of KPMG LLP as the independent auditors:	[ ]	[ ]	[ ]

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			[ ]

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:
Date:
Signature:
Date: